UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Authentidate Holding Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

AUTHENTIDATE HOLDING CORP.

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, NJ 07922

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on January 17, 2007

To the Stockholders of

AUTHENTIDATE HOLDING CORP.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AUTHENTIDATE HOLDING CORP. will be held at the Grand Hyatt Hotel, Park Avenue at Grand Central Terminal, New York, New York 10017 on January 17, 2007 at 9:30 a.m., Eastern time. The Annual Meeting of Stockholders is being held for the purpose of:

1.	Electing eight (8) Directors to Authentidate’s Board of Directors;

2.	Approving the amendments to the 2001 Non-Executive Director Stock Option Plan; and

3.	Transacting such other business as may properly be brought before the meeting or any adjournment thereof.

The close of business on December 11, 2006 has been fixed as the Record Date for the determination of Stockholders entitled to notice of, and to vote at, the meeting and any adjournment thereof.

You are cordially invited to attend the meeting. Whether or not you plan to attend, please complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope to assure that your shares are represented at the meeting. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Any prior proxy will automatically be revoked if you execute the accompanying proxy or if you notify the Secretary of the Corporation, in writing, prior to the Annual Meeting of Stockholders.

By Order of the Board of Directors,

Victor J. DiGioia, Secretary

Dated: December 15, 2006

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

i

AUTHENTIDATE HOLDING CORP.

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, NJ 07922

PROXY STATEMENT

for

Annual Meeting of Stockholders

To Be Held on January 17, 2007

This Proxy Statement and the accompanying form of proxy have been mailed on or about December 15, 2006 to the Stockholders of record of shares of common stock as of December 11, 2006, of AUTHENTIDATE HOLDING CORP., a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors of Authentidate for use at the Annual Meeting of Stockholders to be held at 9:30 a.m. (Eastern time) at the Grand Hyatt Hotel, Park Avenue at Grand Central Terminal, New York, New York 10017 on Wednesday, January 17, 2007 and at any adjournment thereof.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

On December 11, 2006 (the “Record Date”), there were issued and outstanding 34,438,192 shares of common stock and 28,000 shares of Series B Preferred Stock. Only holders of common stock of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof. Each share of common stock is entitled to one vote on each matter submitted to Stockholders. Shares of Authentidate’s common stock represented by an effective proxy in the accompanying form will, unless contrary instructions are specified in the proxy, be voted:

1.	FOR the election of the eight (8) persons nominated by the Board of Directors;

2.	FOR the amendments to the 2001 Non-Executive Director Stock Option Plan; and

3.	FOR such other matters as may be properly brought before the meeting and for which the persons named on the enclosed proxies determine, in their sole discretion to vote in favor.

Quorum and voting.

A majority of our outstanding shares of common stock as of the Record Date must be present at the meeting in person or by proxy in order to hold the meeting and conduct business. This presence is called a quorum. Shares are counted as present at the meeting if you are present and vote in person at the meeting, or if you have properly submitted a proxy card. In addition, abstentions and broker non-votes will be considered to be shares present at the meeting for purposes of a quorum. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker does not receive voting instructions from the beneficial owner and the broker lacks discretionary authority to vote the shares.

Please complete, date and sign the accompanying proxy card and promptly return it in the enclosed envelope or otherwise mail it to us. All executed, returned proxies that are not revoked will be voted in accordance with the included instructions.

Broker non-votes and abstentions will be counted towards the determination of a quorum which, according to Authentidate’s Bylaws, will be the presence, in person or by proxy, of a majority of the issued and outstanding shares of common stock entitled to vote. Election of Directors is by plurality vote, with the eight nominees receiving the highest vote totals to be elected as Directors of Authentidate. Accordingly, abstentions and broker non-votes will not affect the outcome of the Election of Directors. Approval of the amendment to the 2001 Non-Executive Director Stock Option Plan (the “2001 Director Plan”) requires the affirmative vote by holders of at least a majority of the shares of Authentidate’s common stock who attend the meeting in person or are represented at the meeting by proxy. Abstentions will have the effect of a vote against this proposal, while broker non-votes will not be taken into account in determining the outcome of the vote on this proposal.

In addition, the proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting of Stockholders. The Board of Directors is not currently aware of any such other matters. The persons named as proxies may propose one or more adjournments of the meeting to permit further solicitations of proxies or for other reasons. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the meeting.

Stockholders whose shares are registered in their own names may vote via the Internet, by telephone or by mailing a completed proxy card as an alternative to voting in person at the meeting. Instructions for voting via the Internet or by telephone are set forth on the enclosed proxy card. To vote by mailing a proxy card, sign and return the enclosed proxy card in the enclosed prepaid and addressed envelope, and your shares will be voted at the meeting in the manner you direct.

If your shares are registered in the name of a bank or brokerage firm you will receive instructions from your holder of record that must be followed in order for the record holder to vote the shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions over the phone or via the Internet. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided. If you either return your signed proxy or submit your proxy using the Internet or telephone procedures that may be available to you, your shares will be voted as you direct.

In the event that you return a properly signed proxy card on which no directions are specified, your shares will be voted FOR each of the nominees of the Board of Directors (Proposal No. 1), FOR the proposal to amend the 2001 Director Plan (Proposal No. 2) and in the discretion of the proxy holders as to any other matters that may properly come before the meeting.

Revocation of proxies.

Any proxy may be revoked at any time before it is voted. A stockholder may revoke a proxy by notifying the Secretary of Authentidate either in writing prior to the Annual Meeting or in person at the Annual Meeting, by submitting a proxy bearing a later date or by voting in person at the Annual Meeting. Revocation is effective only upon receipt of such notice by the Secretary of Authentidate. Stockholders who hold their shares through a broker, bank or other nominee and wish to vote at the meeting must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares to be voted.

Solicitation of proxies.

Authentidate will bear the cost of the solicitation of proxies by the Board of Directors. The Board of Directors may use the services of its executive officers and certain directors to solicit proxies from stockholders in person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements and other material to the beneficial owners of Authentidate’s common stock held of record by such persons, and Authentidate may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

Annual Report

The Annual Report to Stockholders for the fiscal year ended June 30, 2006, including financial statements, accompanies this Proxy Statement. The principal executive offices of Authentidate are located at Connell Corporate Center, 300 Connell Drive, 5th Floor, Berkeley Heights, NJ 07922. Authentidate’s telephone number is (908) 787-1700.

Recommendation of the Board of Directors

Authentidate’s Board of Directors recommends that you vote FOR each of the nominees of the Board of Directors (Proposal No. 1) and FOR the amendment to the 2001 Director Plan (Proposal No. 2).

Independent Public Accountants

On April 13, 2005, we dismissed PricewaterhouseCoopers LLP as our independent registered public accounting firm. The decision to dismiss PricewaterhouseCoopers was made and approved by the Audit Committee of our Board of Directors on April 13, 2005. The report of PricewaterhouseCoopers on our financial statements for the fiscal year ended June 30, 2004 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle. During the fiscal year ended June 30, 2004 and through April 13, 2005, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers would have caused them to make reference thereto in their report on our financial statements. During the fiscal year ended June 30, 2004 and through April 13, 2005, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). A copy of PricewaterhouseCoopers’ letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made above was filed as Exhibit 16.1 to our Current Report on Form 8-K dated April 19, 2005.

On April 28, 2005, our Audit Committee engaged Eisner LLP as our new independent registered public accounting firm to audit our financial statements for the fiscal year ending June 30, 2005 and subsequently selected Eisner LLP as our independent registered public accounting firm for the fiscal year ended June 30, 2006. Our decision to change our independent registered public accounting firm was the result of a competitive bidding process involving several accounting firms. Prior to our engagement of Eisner LLP, we did not, nor did any person on our behalf, consult in any matter with Eisner LLP prior to its engagement by our Audit Committee regarding: (A) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither was a written report provided to us nor was oral advice provided that Eisner LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue, or (B) the subject of either a disagreement or a reportable event defined in Item 304(a)(1)(iv) and (v) of Regulation S-K.

Principal Accountant Fees and Services

The Audit Committee of the Board of Directors of Authentidate has selected Eisner LLP, as its independent registered public accounting firm for the current fiscal year. The audit services provided by Eisner LLP consist of examination of financial statements, services relative to filings with the Securities and Exchange Commission, and consultation in regard to various accounting matters. Representatives of Eisner LLP are expected to be present at the meeting and will have the opportunity to make a statement if they so desire and answer appropriate questions. The following table presents the total fees billed for professional audit and non-audit services rendered by our independent registered public accounting firm for the audit of our annual financial statements for the years ended June 30, 2006 and June 30, 2005, and fees billed for other services rendered by our independent registered public accounting firms during those periods.

	Year Ended June 30,
	2006	2005
Audit Fees (1)	$364,000	$298,000
Audit-Related Fees (2)	16,000	25,000
Tax Fees (3)	27,000	75,000
All Other Fees (4)	—	68,000

Total	$407,000	$466,000

(1)

Audit services consist of audit work performed on financial statements, audit work performed on internal control over financial reporting, reviews of Annual Reports on Form 10-K, reviews of financial statements and related Quarterly Reports on Form 10-Q during the fiscal year, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including consents for registration statement filings, and responding to SEC comment letters on annual and quarterly filings. During the fiscal years ended June 30, 2006 and 2005, all reported amounts were for services provided by Eisner LLP.

(2)	Audit-related services consist of assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, agreed upon procedures report, and accounting and regulatory consultations. During the fiscal years ended June 30, 2006 and 2005, all reported amounts were for services provided by Eisner LLP.
(3)	Tax services consist of all services performed by the independent auditor’s tax personnel, except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice. During the fiscal years ended June 30, 2006 and 2005, all reported amounts were for services provided by Eisner LLP and PricewaterhouseCoopers LLP, respectively.
(4)	Other services consist of those services not captured in the other categories. All reported amounts were paid to PricewaterhouseCoopers LLP.

Our Audit Committee has determined that the services provided by our independent registered public accounting firms and the fees we expensed for such services has not compromised the independence of our independent auditors.

Policy on Audit-Committee Pre-Approval of Audit and Permissible Non-Audit Services

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. Prior to engagement of the independent auditor for the next year’s audit, management will submit a detailed description of the audit and permissible non-audit services expected to be rendered during that year for each of four categories of services described above to the Audit Committee for approval. In addition, management will also provide to the Audit Committee for its approval a fee proposal for the services proposed to be rendered by the independent auditor. Prior to the engagement of the independent auditor, the Audit Committee will approve both the description of audit and permissible non-audit services proposed to be rendered by the independent auditor and the budget for all such services. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service.

During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires separate pre-approval before engaging the independent registered public accounting firm. To ensure prompt handling of unexpected matters, the Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The four categories of services provided by the independent registered public accounting firm are as defined in the footnotes to the fee table set forth above.

Pursuant to Section 10A (i) (2) of the Securities Exchange Act of 1934, we are responsible for listing the non-audit services approved by our Audit Committee to be performed by our independent registered public accounting firm. During the fourth quarter of fiscal 2006, the Audit Committee did not pre-approve the performance of any non-audit services by Eisner LLP. Each of the permitted non-audit services has been pre-approved by the Audit Committee or the Audit Committees Chairman pursuant to delegated authority by the Audit Committee. The Audit Committee has not authorized our independent registered public accounting firm to provide any additional non-audit services.

VOTING SECURITIES AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Securities entitled to vote at the meeting are Authentidate’s common stock. Each share of common stock entitles its holder to one vote on each matter submitted to Stockholders. As of the Record Date, there were 34,438,192 shares of common stock issued and outstanding. The following table sets forth certain information as of the Record Date, with respect to (i) each director and each executive officer, (ii) and all directors and executive officers as a group, and (iii) persons (including any “group” as that term is used in Section l3(d)(3) of the Securities Exchange Act of l934), known by Authentidate to be the beneficial owner of more than five percent of its common stock. Shares of common stock subject to options exercisable within 60 days from the date of this table are deemed to be outstanding and beneficially owned for purposes of computing the percentage ownership of such person but are not treated as outstanding for purposes of computing the percentage ownership of others.

Type of Class	Name and Address of Beneficial Holder	Amount and Nature of Beneficial Ownership		Percent of Class (#)
Common	Surendra B. Pai c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive Berkeley Heights, NJ 07922	440,000	(1)	1.3%

Common	J. Edward Sheridan c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive Berkeley Heights, NJ 07922	50,000	(2)	*

Common	Charles C. Johnston c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive Berkeley Heights, NJ 07922	200,724	(3)	*

Common	J. David Luce c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive Berkeley Heights, NJ 07922	989,725	(4)	2.8%

Common	F. Ross Johnson c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive Berkeley Heights, NJ 07922	92,500	(5)	*

Common	Roger O. Goldman c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive Berkeley Heights, NJ 07922	82,500	(6)	*

Type of Class	Name and Address of Beneficial Holder	Amount and Nature of Beneficial Ownership		Percent of Class (#)
Common	Ranjit C. Singh c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive Berkeley Heights, NJ 07922	59,500	(7)	*

Common	John J. Waters c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive Berkeley Heights, NJ 07922	317,000	(8)	*

Common	William A. Marshall c/o Authentidate Holding Corp. Connell Corporate Center Three Connell Drive Berkeley Heights, NJ 07922	—	(9)	*

Common	Jan C. Wendenburg c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive Berkeley Heights, NJ 07922	153,390	(10)	*

Common	Morgan Stanley and Morgan Stanley Capital Services, Inc. 1585 Broadway New York, New York 10036	2,770,747	(11)	8.1%

Common	NWQ Investment Management Company, LLC 2049 Century Park East, 16th Floor Los Angeles, CA 90067	1,785,342	(11)	5.2%

Common	Clint Coghill CCM Master Qualified Fund, Ltd. Coghill Capital Management, LLC One North Wacker Drive, Suite 4350 Chicago, IL 60606	3,363,626	(11)	9.8%

	Directors/Executive Officers as a group (1)(2)(3)(4)(5)(6)(7)(8)(9)(10)	2,375,339		6.6%

Unless otherwise indicated below, each director, officer and 5% stockholder has sole voting and sole investment power with respect to all shares that he beneficially owns.

(1)	Includes vested options to purchase 400,000 shares of common stock.
(2)	Includes vested options to purchase 50,000 shares of common stock.
(3)	Includes vested options to purchase 60,000 shares of common stock and the following securities held by J&C Resources, LLC: warrants to purchase 38,462 shares of common stock and 53,692 shares of common stock. Excludes 26,631 shares of common stock owned by CCJ Trust and 20,000 shares of common stock owned by FILIT Trust.
(4)	Includes vested options to purchase 57,500 shares of common stock. Includes warrants to purchase 104,471 shares of common stock and 827,754 shares of common stock owned by Duke 83, LLC.

(5)	Includes vested options to purchase 62,500 shares of common stock.
(6)	Includes vested options to purchase 57,500 shares of common stock.
(7)	Includes vested options to purchase 57,500 shares of common stock.
(8)	Includes vested options to purchase 300,000 shares of common stock and 17,000 shares of common stock owned by Mr. Waters’ spouse.
(9)	Excludes unvested options to purchase 300,000 shares of common stock.
(10)	Includes vested options to purchase 150,000 shares of common stock and excludes unvested options to purchase 25,000 shares of common stock.
(11)	Based solely on Schedule 13G filed by listed holder.
#	Based on the number of shares of common stock outstanding as of the Record Date.
*	Represents less than 1% of the issued and outstanding shares of common stock as of the date of this table.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our by-laws provide that the number of persons on the Board of Directors shall be between three and fifteen persons, as determined by the Board of Directors. Our Board of Directors determined to increase the size of our Board of Directors to nine members at a meeting of the Board held October 27, 2004. The Board of Directors currently consists of eight members elected for a term of one year and until their successors are duly elected and qualified. The Board does not intend to fill the additional seat at this Annual Meeting. At this Annual Meeting, the Board of Directors, based on the recommendation of the Nominating and Corporate Governance Committee, has nominated the eight persons listed below in the table captioned “Nominees” for election at the Annual Meeting to serve for a term of one year and until their successors are duly elected and qualified. All of the nominees for directors being voted upon at the Annual Meeting are directors standing for re-election.

The affirmative vote of a plurality of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors is required to elect the directors. All proxies received by the Board of Directors will be voted for the election as directors of the nominees listed below if no direction to the contrary is given. In the event any nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxies, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate this will occur.

All directors hold office until the next annual meeting of stockholders or until their successors are elected and qualify. Officers are elected annually by, and serve at the discretion of, the Board of Directors. There are no familial relationships between or among any of our officers or directors. Biographical information regarding the nominees for election as directors and our executive officers is included below. The following table sets forth certain information about our nominees for election to the Board of Directors and our current executive officers.

Nominees and Executive Officers

Name	Age	Office	Director Since
Surendra B. Pai	43	President, Chief Executive Officer and Director	2004
F. Ross Johnson	75	Chairman of the Board of Directors	2003
J. Edward Sheridan	71	Director	1992
Charles C. Johnston	71	Director	1997
J. David Luce	45	Director	2003
Roger O. Goldman	61	Director	2005
Ranjit C. Singh	54	Director	2005
John J. Waters	61	Director	2004
William A. Marshall	54	Chief Financial Officer, Treasurer and Principal Accounting Officer	N/A

Biographical Information

Directors and Executive Officers

Surendra B. Pai. Mr. Pai joined our Board in October, 2004 and effective November 15, 2004, became our Chief Executive Officer and President of Authentidate Holding Corp. Previously, Mr. Pai was the Chief Executive Officer of Enquera, Inc., a company he helped found to commercialize a high-speed data processing and analysis software platform for specialized applications in enterprise and scientific markets since April 2002. Prior to that, he was the President and Chief Executive Officer of MobileQ, Inc., a provider of mobility software for enterprises and carriers from March 2001 to October 2001. In addition, Mr. Pai was Director—New Ventures/Corporate Strategy at

Lucent Technologies, Inc. from July 1996 to April 1998 and was the founder of Lucent Digital Radio, Inc. in May 1998 and served as its President and Chief Executive Officer from May 1998 to August 2000. Lucent Digital Radio merged into Ibiquity Digital Corp. in August 2000, where he served as Co-Chairman of the Board until April 2002. He has also served in various management roles with Digital Equipment Corporation and Booz-Allen & Hamilton. Mr. Pai received a B.Tech. degree from Indian Institute of Technology in New Delhi, India in 1984, a M.S. degree from the University of Massachusetts in 1986 and a M.B.A. from the Amos Tuck School of Business at Dartmouth College in 1992.

F. Ross Johnson joined our Board of Directors in December, 2003 and became the non-executive Chairman of the Board in January 2005. Mr. Johnson has served as the Chairman and Chief Executive Officer of RJM Group, a management advisory and investment firm, since 1989. Prior to 1989, Mr. Johnson was the President and Chief Executive Officer of RJR/Nabisco, Inc., an international consumer products company, having held various senior executive positions in RJR/Nabisco, Inc. and its predecessors, Standard Brands and Nabisco Brands since 1971. He received a Bachelor of Commerce from the University of Manitoba, Canada and a Master of Commerce from the University of Toronto, Canada. Mr. Johnson serves on the boards of directors of Bentley Pharmaceuticals, Inc. and EdgeStone Capital Partners and serves on the advisory boards of Quebecor, Inc., Wachovia Bank—Florida, Bennett Advisory Group—Palm Beach and Black & McDonald Ltd.

J. Edward Sheridan joined the Board of Directors in June, 1992. From 1985 to the present, Mr. Sheridan served as the President of Sheridan Management Corp. From 1975 to 1985, Mr. Sheridan served as the Vice President of Finance and Chief Financial Officer of AMF. From 1973 to 1975, he was Vice President and Chief Financial Officer of Fairchild Industries. From 1970 to 1973 he was the Vice President, Corporate Finance of F.S. Smithers. From 1967 to 1970 Mr. Sheridan was the Director of Acquisitions of Westinghouse Electric. From 1964 to 1967 he was employed by Corporate Equities, Inc., a venture capital firm, Mr. Sheridan holds an M.B.A. from Harvard University and a B.A. from Dartmouth College. Mr. Sheridan also serves as Director—Total Energy Development in the office of the Secretary of Defense.

Charles C. Johnston joined the Board of Directors in December, 1997. Mr. Johnston has been Chairman and Chief Executive Officer of J&C Resources, LLC since 1987 and has held a number of executive positions in other private companies during his business career. He received his Bachelor of Science degree in 1957 from Worcester Polytechnic Institute and serves as a trustee of Worcester Polytechnic Institute. He currently serves as a Director of McData Corporation, Internet Commerce Corp. and Visual Data Corp.

J. David Luce joined to our Board of Directors in February, 2003. Mr. Luce has been a Senior Vice President of Fixed Income Sales with Lehman Brothers since 1990. Prior to joining Lehman Brothers, Mr. Luce served as a Vice President, Fixed Income Sales, at Kidder Peabody. Mr. Luce also currently acts as a private investment banker raising venture and mezzanine capital. Mr. Luce also serves on the Board of Directors of Issimo Food Group, Inc. Mr. Luce graduated from Duke University in 1983 with a B.A. in Economics.

Ranjit C. Singh joined our Board of Directors in January, 2005. Mr. Singh is currently the President and Chief Executive Officer of TechBooks, a position he has held since February 2003. From February 2002 to February 2003, he has served as President and Chief Executive Officer of Reliacast Inc. Prior to that, he was President and Chief Operating Officer of ContentGuard, a spinoff of Xerox Corporation that is jointly owned with Microsoft. Before joining ContentGuard earlier in 2000, Mr. Singh worked for Xerox as a corporate Senior Vice President in various assignments related to software businesses. Mr. Singh joined Xerox in 1997, having come from Citibank where he was Vice President of Global Distributed Computing. Prior to that, he was a principal at two start-up companies and also held executive positions at Data General and Digital Equipment Corporation. Since December 2001, Mr. Singh has been the Chairman of the Board of Directors of Ultralife Batteries, Inc. and has been a director of Ultralife Batteries since August 2000. Mr. Singh graduated in 1974 from the University of Bath, U.K. and received a M.S. in 1975 from the University of Bath. Mr. Singh earned a M.B.A. from Worcester Polytechnic Institute in 1986.

Roger O. Goldman joined our Board of Directors in January, 2005. Mr. Goldman currently serves as President of Ignite, Inc., a management consulting firm, a position he has held since 2000. Previously, Mr. Goldman was the President of Global Sourcing Services, LLC, from 1997 to 2000. Prior to that, Mr. Goldman was Executive Vice President and Head of Community Banking at National Westminster Bancorp from 1991 to 1996 and held principal positions in other banking concerns, including with Citicorp from 1969 to 1983. Mr. Goldman currently serves as Chairman of the Audit Committee of American Express Bank, F.S.B., a position he has held since 2004. From 2000 until 2004, Mr. Goldman served as a member of the Board of Directors and Audit Committee of American Express Centurion Bank. Mr. Goldman also currently serves on the Advisory Board of Minyanville, L.L.C. and Apptera, Inc. From 2000 to 2002, Mr. Goldman served on the Board of Directors of Resources Bancshares Mortgage Group, Inc. and served as the Chairman of its Strategic Planning Committee and member of its Audit Committee. Mr. Goldman received a B.S. in 1966 from New York University and a J.D. in 1969 from the Washington College of Law at American University.

John J. Waters joined our Board of Directors in July, 2004. On July 19, 2004, Mr. Waters was appointed as our Executive Vice President—Chief Administrative Officer and served in that role until January 1, 2006. From 1967 through 2001, Mr. Waters held various executive positions at Arthur Andersen LLP, including Partner in Charge—Entertainment Industry Program; Partner in Charge—Manufacturing Industry Program; and Partner in Charge (Audit)—Transaction Advisory Industry Program. From 2002 until joining our company, Mr. Waters provided consulting services for several private equity firms. Mr. Waters holds a Bachelor’s degree in Business Administration from Iona College and is a Certified Public Accountant in the State of New York, as well as a member of AICPA and New York State Society of CPA’s.

William A. Marshall joined Authentidate Holding Corp. as Chief Financial Officer and Treasurer in February, 2006. Mr. Marshall brings more than 25 years of experience as a Chief Financial Officer, audit partner and senior management advisor to Authentidate. Most recently, he served as Chief Financial Officer and Treasurer for NEON Communications, Inc., a former publicly traded provider of optical networking solutions, from 2001 to January 2005, when the company was acquired. As part of a planned reorganization, in June 2002, NEON filed a petition under Chapter 11 of the U.S. Bankruptcy Code, from which it was discharged in December 2002. Prior to 2001, he was Chief Financial Officer and Treasurer for Vitts Networks, Inc., a provider of high-speed Internet communications, and Viisage Technology, Inc., a software technology company where he led the company’s initial public offering in 1996. From 1987 to 1994, Mr. Marshall was a Partner at KPMG LLP where he provided audit, accounting, financial and SEC reporting, business advisory, public offering and merger and acquisition services for a variety of growing middle market companies. Prior to 1987, Mr. Marshall held various positions in audit and business advisory services at KPMG LLP. Mr. Marshall has a B.S. in Accounting from Elizabethtown College in Pennsylvania and is a Certified Public Accountant.

Senior Management

Our senior management team is as follows:

Name	Age	Office
O’Connell Benjamin	57	Vice President—Products and Technology
Thomas Franceski	42	Vice President, General Manager—DocStar and DJS
Joan Rothman	51	Vice President—Marketing
Paul Skinner	45	Vice President—Sales
Jayakumar Srinivasan	42	Vice President—Corporate Development
Jan C. Wendenburg	46	President, Authentidate International AG

O’Connell (Ben) Benjamin, our Senior Vice President—Products and Technology, joined us effective January 1, 2005. Mr. Benjamin started his career in 1973 with AT&T Bell Labs where he led a number of initiatives in research, product development and manufacturing processes. He was the Vice President of R&D for all AT&T Consumer Products until his transition to Lucent Technologies in 1996, as part of Lucent’s spin-off from AT&T. At Lucent, as Vice President in the wireless business unit, he served in various roles leading product development and customer technical support activities. Mr. Benjamin subsequently joined Lucent Digital Radio as Senior Vice President of Product Management in September 1999. Following Lucent Digital Radio’s merger into Ibiquity Digital Corporation in August 2000, he continued to serve as the Co-Chief Operating Officer until August 2003. Prior to joining us, Mr. Benjamin was actively involved as an advisor and equity investor in software and web-services startups. Mr. Benjamin received a BSEE and an MSEE from the Polytechnic Institute of Brooklyn. He is also a graduate of The Executive Program from the Darden Graduate School of Business.

Thomas Franceski, our Vice President, General Manager—DocStar and DJS. Mr. Franceski was a founder of DJS Marketing Group in 1993 and served as it’s President and Chief Financial Officer since its acquisition by Authentidate Holding Corp. in 1996. As Vice President, General Manager, Mr. Franceski’s responsibilities include our Document Management Solutions segment and Systems Integration segment. Prior to joining DJS, Mr. Franceski served as Chief Financial Officer of Automated Dynamics Corp., a technology based company focused on materials science technologies where his responsibilities were capital acquisition and operations. Mr. Franceski holds a B.S. degree from LeMoyne College and began his career with KPMG in Albany, New York.

Joan Rothman, our Vice President—Marketing, joined us on October 17, 2005. Ms. Rothman was previously Vice President of Global Solutions Marketing at IBM from September 2000 to May 2005 where she established the company’s first cross-brand solutions marketing group, leading global planning and marketing execution for IBM’s top strategic alliances. Prior to IBM, she was at Dun & Bradstreet (D&B) from 1977 to September 2000. D&B’s a leading provider of global business information and tools. At D&B she held a number of senior executive positions, including Senior Vice President of Strategic Planning and Research and Senior Vice President of U.S. Marketing. Ms. Rothman was also a key member of the CEO’s globalization team and was responsible for marketing initiatives surrounding the launch of many of D&B’s new products and services. Ms. Rothman received a BS in Marketing from Fairleigh Dickinson University in Madison, NJ and an MBA from Baruch College in New York.

Paul Skinner, our Vice President—Sales, joined us on March 27, 2006. Previously, Mr. Skinner served as corporate vice president for Dendrite International, Inc. from 2001 to 2006 . Dendrite is a global solutions-based technology company servicing the pharmaceutical industry. During his tenure, Mr. Skinner led the strategy and execution of Dendrite’s content and analytics sector. From 2001 to 2002, he was vice president, business development for the company. Mr. Skinner is a former Lieutenant of the Royal Navy and graduated from Dartmouth College (UK) in 1980.

Jayakumar (“Jakes”) Srinivasan, our Vice President—Corporate Development, joined us effective February 1, 2005. Mr. Srinivasan was previously Managing Principal of Indicron LLC, a data analysis and consulting firm, since January 2004. From March 2002 to November 2003, Mr. Srinivasan was General Manager of Corporate Strategic Planning at Weight Watchers International. From October 1999 to October 2001, he was co-founder and Chief Operating Officer of zREP, Inc., a decision support solutions company. Prior to that, Mr. Srinivasan was the head of Interbrand Corporation’s U.S. Brand Valuation consulting practice from February 1998 to July 1999. Mr. Srinivasan was previously a management consultant with Marakon Associates from August 1994 to February 1998, providing strategic consulting services to Fortune 50 companies. Mr. Srinivasan also previously worked for six years with the Unisys organizations in the US, UK, Mexico and India as a systems analyst. Mr. Srinivasan received his M.B.A. in Finance in 1994 from the Wharton Business School, University of Pennsylvania, and a B.Tech degree in 1986 from the Indian Institute of Technology in New Delhi, India.

Jan C. Wendenburg has been the President and Chief Executive Officer of Authentidate International, AG since March 2000. In 1998 he joined the Windhorst-Group, a German information technology concern, as Managing Director and in 1999 was appointed as the Chief Operating Officer to the Executive Board of Directors at Windhorst New Technologies AG, an international incubator for technology and media companies. He previously was employed by IBM in various Sales and Marketing Management positions from 1985 through 1998. Mr. Wendenburg received a degree in Trade Management from the German Department of Commerce and completed coursework towards an M.B.A. at the Open School of Business in Brussels, Belgium.

Meetings of the Board of Directors; Independence

During the fiscal year ended June 30, 2006, our Board of Directors met on 7 occasions and voted by unanimous written consent on one occasion. No member of the Board of Directors attended less than 75% of the aggregate number of (i) the total number of meetings of the Board of Directors or (ii) the total number of meetings held by all Committees of the Board of Directors. Our independent directors meet in executive sessions periodically during the course of the year.

Our Board of Directors currently consists of eight individuals, six of whom are independent directors as defined in the Marketplace Rules of The Nasdaq Stock Market. Our independent directors are F. Ross Johnson, J. Edward Sheridan, Charles J. Johnston, J. David Luce, Roger O. Goldman and Ranjit C. Singh. In addition, the Board of Directors has determined that the members of the Audit Committee meet the additional independence criteria required for audit committee membership. The Board has selected Mr. F. Ross Johnson, an independent director, as its Chairman, in accordance with our Corporate Governance Policies.

Committees of the Board of Directors

The Board of Directors presently has five committees:

•	Audit,

•	Management Resources and Compensation,

•	Nominating and Corporate Governance,

•	Strategic Planning, and

•	Executive

Audit Committee. The members of the Audit Committee are presently J. Edward Sheridan, Roger O. Goldman, Ranjit C. Singh and J. David Luce. Mr. Goldman serves as the Chairman of the Audit Committee. Each of these individuals is an independent member of our Board of Directors. The Audit Committee acts to: (i) acquire a complete understanding of our audit functions; (ii) review with management the finances, financial condition and our interim financial statements; (iii) review with our independent auditors the year-end financial statements; and (iv) review implementation with the independent auditors and management any action recommended by the independent auditors. Our Board of Directors adopted a Restated and Amended Charter governing the activities of the Audit Committee, which is filed as Exhibit A to this Proxy Statement. During the fiscal year ended June 30, 2006, the Audit Committee met on 10 occasions. Our Board of Directors has determined that Audit Committee member J. Edward Sheridan is our audit committee financial expert as defined in Item 401(h) of Regulation S-K, and is independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act.

Management Resources and Compensation Committee. The members of the Management Resources and Compensation Committee are J. Edward Sheridan, Roger O. Goldman, J. David Luce and Ranjit C. Singh, all of whom are independent members of our Board of Directors. Mr. Sheridan serves as Chairman of this committee. The functions of this committee include administration of our 2000 Employee Stock Option Plan, 1992 Employee Stock Option Plan and the negotiation and review of all employment agreements of our executive officers. During the fiscal year ended June 30, 2006, the Management Resources and Compensation Committee held one meeting.

Nominating and Corporate Governance Committee. The members of this committee are F. Ross Johnson, Charles C. Johnston, J. David Luce and J. Edward Sheridan, all of whom are independent members of our Board of Directors. Mr. Johnson serves as the chairman of this committee. Our Board of Directors has adopted a charter governing the activities of the Nominating and Corporate Governance Committee, which may be viewed online on our Web site at www.authentidatehc.com. Pursuant to its charter, the Nominating and Corporate Governance Committee’s tasks include reviewing and recommending to the Board issues relating to the Board’s composition and structure; establishing criteria for membership and evaluating corporate policies relating to the recruitment of Board members; implementing and monitoring policies regarding principles of corporate governance in order to ensure the Board’s compliance with its fiduciary duties to the company and its shareholders; and making recommendations regarding proposals submitted by shareholders. During the fiscal year ended June 30, 2006, the Nominating and Corporate Governance Committee held two meetings.

Strategic Planning Committee. We established our Strategic Planning Committee on December 7, 2005. The members of this committee are F. Ross Johnson, Charles Johnston, Suren Pai and John Waters. Mr. Johnston serves as Chairman of this committee. The functions of this committee include reviewing and making recommendations to our board regarding our long-term strategic business plan and annual business plan; reviewing and approving the reporting structure of our executive and senior management team; and reviewing and approving recommendations to the full board for major corporate transactions, including acquisitions and divestitures. During the fiscal year ended June 30, 2006, the committee held one meeting.

Executive Committee. We established our Executive Committee on December 7, 2005. The members of this committee are F. Ross Johnson, Charles Johnston, Suren Pai, Ranjit Singh and John Waters. Mr. Johnson serves as Chairman of this committee. The primary purpose of the Executive Committee is to exercise the authority of the board when the board is not in session, subject to certain limitations. For example, the Executive Committee has no power or authority to: (i) make, alter or repeal any by-law or any resolution or resolutions of the directors designating an Executive Committee; (ii) elect, appoint or remove any executive officer or director; (iii) approve any transaction in which any member of the Executive Committee may have a direct or indirect interest; (iv) approve the borrowing of any money greater than $500,000 per transaction in the aggregate; (v) approve any agreement to acquire the entirety or majority of any business or major assets of any other person or entity; (vi) change our principal business; (vi) designate or authorize the issuance of any shares of preferred stock; (vii) undertake a private placement or financing transaction involving debt or equity securities in excess of $500,000; or (viii) vary, by more than 10%, any budget previously approved by the board. During the fiscal year ended June 30, 2006, the Executive Committee did not meet.

Compensation Committee Interlocks and Insider Participation

There are no compensation committee interlocks between the members of our Management Resources and Compensation Committee and any other entity. At present, Messrs. Luce, Goldman, Sheridan and Singh are the members of this committee. During the fiscal year ended June 30, 2006, none of the members of the Board’s compensation committee (a) was an officer or employee of AHC during the last fiscal year; (b) was formerly an officer of AHC or any of its subsidiaries; or (c) had any relationship with AHC requiring disclosure under Item 404 of Regulation S-K.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own, directly or indirectly, more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of common stock and other equity securities we issue. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Based solely on a review of the copies of such reports received by us, we believe that all Section 16(a) filing requirements applicable to our officers, directors and 10% shareholders were complied with during the 2006 fiscal year.

Code of Ethics

On July 31, 2003, our Board of Directors approved the Code of Ethics and Business Conduct for our company. Our Code of Ethics and Business Conduct covers all our employees and Directors, including our Chief Executive Officer and Chief Financial Officer. During the fiscal year ended June 30, 2006, we did not waive any provisions of the Code of Ethics and Business Conduct. Our Code of Ethics and Business Conduct was filed as Exhibit 14 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2003. We have also posted our Code of Ethics and Business Conduct on our Web site at www.authentidate.com, and may be found as follows:

1.	From our main Web page, first click on “About Us”

2.	Then click on “Corporate Governance”

3.	Next, under “Corporate Governance,” click on “Code of Ethics”

We will post any amendments to or waivers from our Code of Ethics and Business Conduct at that location.

Corporate Governance

We maintain a corporate governance page on our corporate website which includes important information about our corporate governance practices, including our Corporate Governance Policies, our Code of Business Conduct, and charters for the committees of the Board of Directors. The corporate governance page can be found at www.authentidate.com, by clicking on “Investors.”

Corporate Governance Policies

Our Board has adopted corporate governance policies to provide for enhanced accountability to stockholders. The Board is elected by our stockholders to oversee the management and conduct of our business. The directors should exercise their business judgment in good faith and in what they reasonably believe to be our best interests. Our policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of the Nasdaq Stock Market and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	The Board of Directors has adopted corporate governance policies;

•	A majority of the board members are independent within the meaning of the term “independent” under the Marketplace Rules of the Nasdaq Stock Market;

•	All members of our substantive board committees—the Audit Committee, the Management Resources and Compensation Committee, and the Nomination and Corporate Governance Committee—are independent;

•	In the event the Board elects to appoint the Chief Executive Officer as the Chairman of the Board, the Board shall also appoint an independent member of the Board to serve as “Lead Director,” who shall be responsible for coordinating the activities of the other independent directors and to perform various other duties;

•	The independent members of the Board meet regularly without the presence of other directors;

•	We have adopted a clear code of business conduct that is monitored by senior management and is affirmed by our employees;

•	The charters of the board committees clearly establish their respective roles and responsibilities;

•	Our Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal accounting controls, or auditing matters;

•	We have adopted a code of ethics that applies to our principal executive officer and all members of our finance department, including the principal financial officer and principal accounting officer; and

•	The Board and its Committees have the right at any time to retain independent financial, legal or other advisors, and the company shall pay all expenses incurred in connection with such independent advisors.

Evaluation of Board Candidates and Stockholder Nominees

Board candidates are considered based upon various criteria, such as their business and professional skills and experiences, concern for the long-term interests of the stockholders, whether the individual satisfies criteria for independence as may be required by applicable regulations and personal integrity and judgment. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of Authentidate’s industry. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to our company. Nominees for the Board of Directors should be committed to enhancing long-term stockholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Nomination and Governance Committee may from time to time review the appropriate skills and characteristics required of board members, including such factors as business experience, diversity, and personal skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board of Directors. In evaluating potential candidates for the Board of Directors, the Nomination and Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time.

Authentidate’s policy with respect to stockholder nominees require that the Nominating and Corporate Governance Committee evaluate nominees recommended by stockholders in the same manner as it evaluates other nominees. The Nominating and Corporate Governance Committee’s policy is to consider suggestions for Board membership submitted by stockholders in accordance with the following. Stockholders may nominate qualified director candidates for consideration by delivering notice to our Corporate Secretary at our principal executive offices in accordance with the provisions of our Bylaws and the provisions set forth herein under the heading “Stockholder Proposals.” The notice must contain certain prescribed information about the proponent and the nominee(s), including such information about the nominee(s) as would have been required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission had such nominee been nominated by the Board.

The Nominating and Corporate Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nomination and Governance Committee would recommend the candidate for consideration by the full Board of Directors. The Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

All of the nominees for directors being voted upon at the Annual Meeting are directors standing for re-election. Except in the event of unexpected or unusual circumstances, all directors are expected to be present at the Annual Meeting of Stockholders. During the Annual Meeting of Stockholders held on December 7, 2005, seven of our eight directors were present.

Stockholders may contact the Board of Directors or a specified individual director by writing to the Secretary of the company at Authentidate Holding Corp., Connell Corporate Center, 300 Connell Drive, 5th Floor, Berkeley Heights, NJ 07922. Our corporate secretary will relay all such communications to the Board of Directors, or individual members, as appropriate.

Compensation of Directors

Our non-executive directors are compensated as follows.

•	The annual director fee for our non-executive directors is $15,000;

•	Committee chairmen are paid an additional annual fee as follows: (a) Chairman of the Board—$25,000 per annum; (b) Chairman of the Audit Committee—$15,000 per annum; and (c) other Committee Chairmen—$5,000 per annum;

•	Our Audit Committee financial expert receives an additional annual fee of $10,000; and

•	Meeting fees for our independent directors are $1,500 for each meeting of the board of directors, and $1,500 for each meeting of a committee of the board of directors. Expenses incurred in attending the meeting continue to be reimbursable.

Under the 2001 Director Plan, as amended, our non-executive directors receive 40,000 stock options upon being elected to the Board and have the ability to purchase up to $100,000 restricted shares of our common stock at a per share purchase price of 80% of the fair market value of our common stock during the initial twelve month period following their election to the Board. Our non-executive directors will continue to receive options to purchase 10,000 shares for each year of service under the 2001 Director Plan and are reimbursed for expenses incurred in order to attend meetings of the Board of Directors. We have proposed modifications to the 2001 Director Plan which, if approved by the stockholders, would result in certain changes to the terms of the options awarded under the 2001 Director Plan and the compensation structure available to our non-executive directors. Proposal No. 2 of this Proxy Statement discusses these proposed changes in full.

In addition, our board established an advisory committee, called the Technology Advisory Committee during the 2005 fiscal year in order to render advice on our technology and product development efforts. The board appointed Mr. Ranjit C. Singh, who currently is one of our independent directors, to serve as the Chairman of this committee, and named Mr. Taher Elgamal as a member. In order to compensate members for service on this committee, the board determined that current independent board members serving on the Technology Advisory Committee shall receive the same cash compensation for service on such committee as members of other board committees. The board further resolved that members of this committee who are neither employees nor directors of Authentidate, shall receive $1,000 per meeting as cash compensation for service on the Technology Advisory Committee and an award of 5,000 options upon joining this committee and each anniversary date of such person’s service pursuant to our Non-Executive Director Stock Option Plan.

Report of the Audit Committee

The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of The Nasdaq Stock Market, and operates under a written charter, as amended and restated on July 31, 2003, which is filed as Exhibit A to this Proxy Statement. In fulfilling its oversight responsibilities, the Audit Committee:

•	reviewed and discussed the audited financial statements in the Annual Report with management and Authentidate’s independent registered accounting firm;

•	reviewed with the company’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States of America, their judgments as to the company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, “Communications with Audit Committees (as amended)”;

•	discussed with the independent auditors the auditors’ independence from management and the company, including the matters in the written disclosures required by the Independence Standards Board and reviewed the independence letter from the independent auditors required by Independence Standard Board Standard No. 1, “Independence Discussions with Audit Committees”; and

•	recommended to the Board of Directors of Authentidate that the audited financial statements be included in Authentidate’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006 for filing with the Commission.

The Audit Committee has reviewed and discussed with management its assessment of the effectiveness of Authentidate’s internal control system over financial reporting as of June 30, 2006. Management has concluded that the internal control system was effective. This assessment was also audited by Eisner, LLP, Authentidate’s independent registered public accounting firm for the 2006 fiscal year.

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

By the Audit Committee of the Board of Directors of Authentidate Holding Corp.:

Roger O. Goldman, J. Edward Sheridan, J. David Luce and Ranjit C. Singh.

Management Resources and Compensation Committee Report on Executive Compensation

This report is submitted by the Management Resources and Compensation Committee of the Board of Directors of Authentidate. The Management Resources and Compensation Committee sets the compensation of the Chief Executive Officer and other executive officers, reviews the design, administration and effectiveness of compensation programs for other key executives, and approves stock option grants for all executive officers. The Management Resources and Compensation Committee currently consists of Messrs. J. Edward Sheridan, Roger O. Goldman, J. David Luce and Ranjit C. Singh.

Overview and Philosophy.

Authentidate uses its compensation program to achieve the following objectives:

•	To provide compensation that attracts, motivates and retains the talented, high caliber officers and employees necessary to achieve Authentidate’s strategic objectives, as determined by the Management Resources and Compensation Committee;

•	To align the interest of officers with the success of Authentidate by linking compensation with Authentidate’s business objectives and performance;

•	To align the interest of officers with stockholders by including long-term equity incentives; and

•	To increase the long-term profitability of Authentidate and, accordingly, increase stockholder value.

To meet these goals, the Management Resources and Compensation Committee has adopted an executive compensation program comprised of cash compensation in the form of base salary, bonus compensation and long-term incentive awards, generally in the form of options to purchase common stock. In addition, the compensation program includes various other benefits, including restricted stock awards, medical and insurance plans and our 401(k) Plan, which is generally available to all our employees.

The Board and the Management Resources and Compensation Committee also believe that the compensation of the Chief Executive Officer and our other executive officers should be based to a substantial extent on Authentidate’s performance and adjusted, as appropriate, based on such executive officer’s performance against personal performance objectives. Generally, when establishing salaries, bonus levels and stock option awards for executive officers, the Management Resources and Compensation Committee considers: (a) the company’s financial performance during the past year and recent quarters, (b) the individual’s performance during the past year and recent quarters, and (c) the salaries of executive officers in similar positions of companies of comparable size and capitalization and other companies within the software industry.

Compensation Components

The three major components of the company’s executive officer compensation are (a) base salary, (b) long-term, equity-based incentive awards and (c) bonus compensation.

Base Salary.

Compensation levels for each of Authentidate’s officers, including the Chief Executive Officer, are generally set within the range of salaries that the compensation committee believes are paid to officers with comparable qualifications, experience and responsibilities at similar companies. In setting compensation levels, the Management Resources and Compensation Committee takes into account such factors as (i) Authentidate’s past performance and future expectations, (ii) individual performance and experience and (iii) past salary levels. The Management Resources and Compensation Committee does not assign relative weights or ranking to these factors, but instead makes a determination based upon the consideration of all of these factors as well as the progress made with respect to our long-term goals and strategies. Base salary, while reviewed annually, is only adjusted as deemed necessary by the Management Resources and Compensation Committee in determining total compensation for each officer. Base salary levels for each of Authentidate’s officers, other than the Chief Executive Officer, were also based in part upon evaluations and recommendations made by the Chief Executive Officer. Additionally, Surendra Pai, our Chief Executive Officer, Jan Wendenburg, the Chief Executive Officer of Authentidate International AG, and William A. Marshall, our Chief Financial Officer have existing employment agreements, which set forth certain levels of base salary and bonus compensation.

During the fiscal year ending June 30, 2006, we entered into an employment agreement with Mr. William A. Marshall, our new Chief Financial Officer and Treasurer, and termination agreements with Mr. John J. Waters, formerly our Executive Vice President—Chief Administrative Officer and Mr. Dennis Bunt formerly our Chief Financial Officer. Information about these employment and termination arrangements is described below under the caption “Employment, Severance and Change of Control Agreements.”

Based on the foregoing, during the fiscal year ended June 30, 2006, Mr. Pai received a base salary of $350,000, Mr. Wendenburg received a base salary of $258,786, and Mr. Marshall received a base salary of $98,500. In addition the terminated officers received compensation as follows: Mr. Bunt received a severance payment of $51,281, and Mr. Waters received $200,000 in severance and consulting payments.

Equity Incentives.

The Management Resources and Compensation Committee believes that stock participation aligns officers’ interests with those of the stockholders. In addition, the Management Resources and Compensation Committee believes that equity ownership by officers helps to balance the short term focus of annual incentive compensation with a longer term view and may help to retain key executive officers. Long term incentive compensation, generally granted in the form of stock options, allows the officers to share in any appreciation in the value of Authentidate’s common stock. Our 2000 Employee Stock Option Plan (the “2000 Plan”), has been established to provide all our employees, including our executive officers, with an opportunity to share, along with our stockholders, in the long-term performance of Authentidate. Executives are eligible to receive stock options generally not more than once a year, giving them the right to purchase shares of our common stock in the future at a price equal to the fair market value at the date of grant. Unless the Board or the Management Resources and Compensation Committee determines otherwise, grants to all executives, including the Chief Executive Officer, are exercisable as to one-third of the underlying shares on the first anniversary of the grant date and become exercisable for the balance of the shares in equal monthly installments over the next two years of service. Annual grants to executives other than the Chief Executive Officer are approved by the Management Resources and

Compensation Committee based upon recommendations made by the Chief Executive Officer based upon (1) the individual executive’s performance and (2) market data relating to option grants to individuals occupying similar positions at comparably situated companies.

In making stock option grants, the Management Resources and Compensation Committee considers general corporate performance, individual contributions to Authentidate’s financial, operational and strategic objectives, the Chief Executive Officer’s recommendations, level of seniority and experience, existing levels of stock ownership, previous grants of restricted stock or options, vesting schedules of outstanding restricted stock or options and the current stock price. With respect to awards during the fiscal year ended June 30, 2006, the Management Resources and Compensation Committee, in entering into an employment agreement with Mr. Marshall, determined that option grants were appropriate elements of the compensation package to be paid to this new executive officer. The Committee believed, however, that the equity ownership position of other executives during fiscal 2006 was in large part sufficient to achieve the intended benefits. Based on the foregoing, during the fiscal year ended June 30, 2006, the Management Resources and Compensation Committee agreed to grant stock options to our officers as follows: Mr. Marshall was granted 300,000 options, and Mr. Wendenburg was granted 25,000 options.

The options awards granted to Mr. Marshall are exercisable at $4.50 and 100,000 vest on the one-year anniversary of the date of grant and the balance of 200,000 options shall vest monthly, as long as Mr. Marshall continues to be an employee of the company, in equal amounts over the subsequent 24 months. The options granted to Mr. Wendenburg are exercisable at $4.50 and vest as follows: 33.3% of the options vest on the first anniversary of the grant date and the balance become exercisable in equal monthly installments over the next two years of service.

Other Benefits.

Authentidate also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. Authentidate offers a 401(k) plan, which allows employees to invest in a wide array of funds on a pre-tax basis. Authentidate also maintains insurance and other benefit plans for its employees, including its executive officers. The employment agreements entered into with Messrs. Pai and Marshall provide that a bonus of up to 50% of their initial base salary was guaranteed during the first fiscal year, or portion thereof, of their employment and thereafter, each shall be entitled a bonus of up to a maximum of 50% of base salary, contingent on the achievement of certain financial metrics to be established by the committee. The employment agreement with Mr. Wendenburg provides that he is eligible for an annual bonus of up to 50% of base salary contingent on the achievement of certain financial metrics to be established by the committee. Based on the criteria set in our employment agreements with these employees, Authentidate paid Mr. Wendenburg a bonus of $153,508 and Mr. Marshall a bonus of $48,438 during the 2006 fiscal year.

Chief Executive Officer Compensation

In the fiscal year ended June 30, 2005 we entered into an employment agreement with Mr. Surendra Pai as our new President and Chief Executive Officer. Based on this agreement, he is entitled to a base salary of $350,000. In addition, the employment agreement provides for the payment of certain bonuses based upon performance by Authentidate. Pursuant to his employment agreement, Mr. Pai was awarded a cash bonus of $175,000 for his first year of employment and was granted options to purchase 400,000 shares of common stock. The cash bonus was paid in November 2005. Subsequent cash bonus awards and equity grants are in the discretion of the Management Resources and Compensation Committee, which determines the level for each of these compensation elements using methods consistent with those used for our other executive officers, including the attainment of company objectives and individual goals, as well as a review of Mr. Pai’s overall performance and a review of competitive benchmark data. To date, Mr. Pai has not been granted a cash bonus for the fiscal year ended June 30, 2006 and was not awarded stock options during fiscal 2006. Effective November 7, 2006, we entered into a letter agreement with Mr. Pai amending his employment agreement in order to provide for a thirty day extension of the original expiration date of the employment agreement. Our employment agreement with Mr. Pai would have expired November 14, 2006 without this letter agreement. We have reached an agreement in principle with Mr. Pai for a new one year employment agreement. In addition, the Management Resources and Compensation Committee intends to award Mr. Pai a cash bonus for fiscal 2006 of $125,000. No assurances can be given, however, that we will finalize an agreement with our CEO concerning our employment relationship with him, in which event we will be obligated to pay him the severance payment in accordance with his existing employment agreement. The material terms and conditions of this proposed agreement, including bonus and option awards, are described elsewhere in this proxy statement under the caption “Employment, Severance and Change of Control Agreement.”

Tax Deductibility of Executive Compensation.

Section 162(m) of the Code limits the tax deduction to Authentidate to $1 million for compensation paid to any executive officers unless certain requirements are met. The Management Resources and Compensation Committee considered these requirements and the regulations. It is the Management Resources and Compensation Committee’s present intention that, so long as it is consistent with its overall compensation objectives, substantially all executive compensation be deductible for United States federal income tax purposes. The Management Resources and Compensation Committee believes that any compensation deductions attributable to options granted under the employee stock option plan currently qualify for an exception to disallowance under Section 162(m). Future option grants to executive officers under each of the Authentidate stock option plans will be granted by the Management Resources and Compensation Committee.

By the Management Resources and Compensation Committee of the Board of Directors of Authentidate Holding Corp.:

J. Edward Sheridan, Roger O. Goldman, J. David Luce and Ranjit C. Singh

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Vote Required

The affirmative vote of the holders of a plurality of the shares of common stock voting at the Annual Meeting is required for the approval of the nominees for Directors. THE BOARD OF DIRECTORS DEEMS THE ELECTION OF THE NOMINEES FOR DIRECTORS TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 1.

PROPOSAL NO. 2

AMENDMENT TO 2001 DIRECTOR PLAN

Authentidate’s 2001 Non-Executive Directors Stock Option Plan (the “2001 Director Plan”) was initially approved by Stockholders at the 2002 Annual Meeting. Under the Director Plan, options may be granted under the 2001 Director Plan to non-executive directors and members of any advisory board established by Authentidate who are not full-time employees of Authentidate or any of its subsidiaries. In 2004, our stockholders approved an amendment to the 2001 Director Plan to increase the option award granted to each non-executive director upon joining our Board of Directors from 20,000 options to 40,000 options. In addition, each non-executive director will automatically be granted an option to purchase 10,000 shares on each September 1st, pro rata, based on the amount of time such person has served as a director for the 12 months immediately prior to such September 1st. Each eligible member of an advisory board will receive, upon joining the advisory board, and on each and on each anniversary of the effective date of his appointment, an option to purchase 5,000 shares of our Common Stock. Currently, all option awards granted under the 2001 Director Plan expire five years from the grant date and further provides that in the event of a non-executive director’s termination of service as a director (other than for death), the option shall terminate on the date of termination of service as a director. As of the Record Date, there are 340,000 options outstanding under the 2001 Director Plan. The principal features of the 2001 Director Plan are summarized below. The summary is qualified by reference to the complete text of the 2001 Director Plan, as amended, which is attached as Exhibit B.

At this Annual Meeting, the stockholders are being requested to consider and approve the adoption of the following amendments to the 2001 Director Plan.

First, shareholders are requested to approve an amendment to the 2001 Director Plan to provide that all option awards to non-executive directors shall expire ten year from the date of grant and further that in the event of a non-executive director’s termination of service as a director, other than for cause or death or disability, the options held by such director shall terminate two years from the date of termination of service, but in no event later than the stated expiration date of an option award. However, in the event a non-executive director is removed for cause, as determined by the Board, the option awards held by such director would expire immediately upon removal. This proposal would not affect the treatment of option awards in the event a non-executive director’s service terminates due to death. However, this proposal also would clarify that in the event of the permanent disability of a non-executive director, as determined by the Board, such director would be entitled to exercise his or her options until the first to occur of twelve months from the date of termination of service or the expiration of the option award. The proposed amendments to the 2001 Director Plan, if approved by the stockholders, would apply to all currently outstanding option awards granted under the 2001 Director Plan as well as all future awards granted under the 2001 Director Plan.

In addition, our Board has recommended and approved an amendment to the 2001 Director Plan to provide that non-executive directors shall have the option to elect to receive up to 50% of their cash director compensation, including amounts payable for committee service, service as a committee chair and per meeting fees, in restricted shares of Authentidate’s common stock. If this amendment is approved by the stockholders, non-executive directors would be required to make the foregoing election within the first thirty days of each fiscal year for the fees that would be paid for such fiscal year. In addition, if this amendment is approved, each non-executive director election will be permitted to make a similar election with respect to the balance of the cash compensation payable for the current fiscal year within thirty days from the date of the Annual Meeting of Stockholders. The number of shares of restricted stock that would be issued to a director would be computed by dividing the cash amount to be converted into shares of restricted stock by the fair market value of Authentidate’s common stock as of the date the fees are earned. The closing price of Authentidate’s common stock on the last trading day of each fiscal quarter will be used to determine the fair market value of the common stock which may be issued in lieu of the fees paid for service as a director during such period. The shares of restricted stock to be issued to a director making such an election would be restricted from public resale for a period of one year from the date of issuance and thereafter could be publicly sold in accordance with the provisions of Rule 144.

If this proposal is not approved, then option awards under the 2001 Director Plan would continue to be subject to the current provisions for expiration and termination. In addition, if the stockholders do not approve this proposal, then non-executive directors will not be entitled to elect to receive a percentage of their cash compensation in shares of restricted common stock.

Purpose

The purpose of the 2001 Director Plan, as proposed to be amended, is to attract and retain qualified persons to serve on the Board. The Board determined that it was important for Authentidate to provide increased benefits under its equity compensation plan to non-employee directors in order to be able to secure the services of qualified individuals. By modifying current provisions of the 2001 Director Plan that the Board believes were unduly restrictive, the Board believes that it will create greater incentives for qualified individuals to serve on the Board without causing further dilution to Authentidate’s stockholders and continuing to preserve its cash resources. The Board further determined that by permitting non-executive directors to receive a percentage of their cash compensation in restricted shares of common stock, it has recalibrated the balance between preserving cash resources, limiting dilution and providing further incentives for non-employee directors to work for Authentidate’s growth.

The Board believes that Authentidate competes with numerous other companies for a limited number of talented persons willing to join a Board of Directors of a public company. As a result, there must be provided a level of incentives to such persons. Since Authentidate only provides limited cash compensation to its non-employee directors, it must grant equity interests to attract members. It is the Board’s opinion that the grant of stock options and providing for the ability to purchase additional shares of restricted stock has several attractive characteristics, both to the non-employee director and Authentidate. First, granting stock options provides incentive to individuals because they share in the growth of Authentidate. In this manner, non-employee directors have the same interest as stockholders of Authentidate. Second, equity compensation preserves Authentidate’s cash resources. The proposed restricted stock provision would, in the Board’s belief, further these benefits.

Consistent with this philosophy, the Board believed that the 2001 Director Plan should be modified to extend the duration of all currently outstanding option awards held by non-executive directors and all future awards which will be made under the plan. The Board believes that the current five year term of the option awards under the 2001 Director Plan unnecessarily obstructs the goals of the plan. As Authentidate’s common stock has historically been subject to wide fluctuations, the Board believes that extending the duration of option awards will enable non-executive directors to benefit from increases in the company’s stock price over a long-term period.

Similarly, it is the Board’s opinion that the current provision requiring the immediate termination of an outstanding option award upon a non-executive director’s departure is unduly restrictive. In the Board’s experience, directors may resign from continued Board service for many reasons, some of which may not be within their control. The Board believed that the current provision of the 2001 Director Plan requiring immediate termination of an option award unnecessarily penalized departing directors and was inconsistent with the overall philosophy behind the 2001 Director Plan. Also, the Board determined to amend the 2001 Director Plan so that in the event of the permanent disability of a option holder, such a holder would be entitled to exercise the option for a period of twelve months from the date of termination of service or the earlier expiration of the option award. The Board believes that such a provision is customary for equity compensation plans.

Administration

The 2001 Director Plan is administered by the entire Board or a committee of the Board (the “Administrator”) which shall at all times consist of not less than two officers of Authentidate who are not entitled to participate in the 2001 Director Plan, to be appointed by the Board and to serve at the pleasure of the Board.

All questions of interpretation of the 2001 Director Plan or of any options issued under it shall be determined by the Administrator and such determination shall be final and binding upon all persons having an interest in the 2001 Director Plan. Grants of options under the 2001 Director Plan are non-discretionary. The 2001 Director Plan does not contain an aggregate number of shares issuable thereunder, primarily for administrative purposes. This permits Authentidate greater flexibility in expanding the Board of Directors without having to obtain stockholder approval for additional shares under the 2001 Director Plan. In addition, with a numerical limitation contained in the 2001 Director Plan, Authentidate will inevitably run out of shares under the 2001 Director Plan and would then be required to obtain stockholder approval with the resultant cost and expense of preparing a proxy statement, counsel and filing fees and other related expenses of a stockholders meeting.

Duration, Amendment and Termination

The 2001 Director Plan was initially approved by stockholders at the Annual Meeting held on January 24, 2002. The 2001 Director Plan will terminate in 2011, unless sooner terminated by the Board of Directors. In addition to the power to terminate the 2001 Director Plan at any time, the Board of Directors also has the power to amend the 2001 Director Plan; provided, no amendment to the 2001 Director Plan may be made without stockholder approval if the amendment would (i) change the minimum option prices set forth in the 2001 Director Plan, (ii) increase the maximum term of options, (iii) materially increase the benefits accruing to the participants under the 2001 Director Plan, or (iv) materially modify the requirements as to eligibility under the 2001 Director Plan.

Eligibility

Under the 2001 Director Plan, options may only be granted to non-executive directors serving on our Board of Directors and advisors serving on an advisory boards. Non-executive directors are not entitled to receive options for serving as advisors on our advisory boards.

Awards Under the Director Plan

Stock Options

Under the 2001 Director Plan, each new non-executive director to the Board of Directors is entitled to receive an option to purchase 40,000 shares of common stock upon his or her election to the Board. The exercise price of such options are equal to the fair market value of Authentidate’s common stock on the date such persons are elected to the Board. In addition, on September 1 of each year during the term of the 2001 Director Plan, an option to purchase 10,000 shares of common stock on the terms and conditions set forth herein shall be granted to each non-executive director pro rata, based on the time the director has served in such capacity during the previous year. Each person who is appointed as an advisor on an advisory board established or maintained by Authentidate shall, upon such appointment and on each anniversary of the effective date of his appointment, receive an option to purchase 5,000 shares of our common stock. Advisors who are also chairmen of such advisory board may be granted options to purchase 7,500 shares.

The Administrator has no discretion to determine which non-executive director or advisory board member will receive options or the number of shares subject to the option, the term of the option or the exercisability of the option. However, the Administrator will make all determinations of the interpretation of the 2001 Director Plan. Options granted under the 2001 Director Plan are not qualified for incentive stock option treatment under the Internal Revenue Code. It is the intent of Authentidate that the Plan and any award granted hereunder satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3. This is so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the 1934 Act and will not be subjected to liability thereunder.

Restricted Stock

In addition, under the 2001 Director Plan, newly-elected non-executive directors are entitled, during the first twelve months of service on the Board, to purchase restricted shares of our common stock at a price equal to 80% of the closing price on the date of purchase and non-executive directors may purchase up to an aggregate purchase price of $100,000.

In addition, if stockholders approve this Proposal, non-executive directors will be entitled to elect to receive up to 50% of all cash director compensation paid by Authentidate in shares of restricted common stock. If this amendment is approved by the stockholders, non-executive directors would be required to make the foregoing election within the first thirty days of each fiscal year for the fees that would be paid for such fiscal year. In addition, if this amendment is approved, each non-executive director election will be permitted to make a similar election with respect to the balance of the cash compensation payable for the current fiscal year within thirty days from the date of the Annual Meeting of Stockholders. The number of shares of restricted stock that would be issued to a director would be computed by dividing the cash amount to be converted into shares of restricted stock by the fair market value of Authentidate’s common stock as of the date the fees are earned. The closing price of Authentidate’s common stock on the last trading day of each fiscal quarter will be used to determine the fair market value of the common stock which may be issued in lieu of the fees paid for service as a director during such period. The shares of restricted stock to be issued to a director making such an election would be restricted from public resale for a period of one year from the date of issuance and thereafter could be publicly sold in accordance with the provisions of Rule 144. If this Proposal is not approved by stockholders, our non-executive directors will not have this opportunity to make this election.

Exercise of Options

The exercise price for options granted under the 2001 Director Plan shall be 100% of the fair market value of the common stock on the date of grant. Unless otherwise provided in the 2001 Director Plan, the exercise price of options granted under the 2001 Director Plan must be paid in cash at the time of exercise. In addition, the Administrator may require the grantee to pay any taxes which may be due and payable as a result of an option exercise prior to delivery of the share certificates to the grantee.

Expiration and Termination of Option Awards

Currently, the term of each option commences on the date it is granted and unless terminated sooner as provided in the 2001 Director Plan, expires five years from the date of grant. If this Proposal is approved by the stockholders, the term of each option granted under the 2001 Director Plan would be ten years from the date of grant, unless sooner terminated in accordance with the 2001 Director Plan. For option awards currently outstanding, the expiration date would be amended to be ten years from the original date of grant.

Currently, the term of each option may terminate sooner than such expiration date if the optionee’s service as a non-executive director or advisor terminates for any reason or for no reason. In the event of such termination of service, the option shall terminate for non-executive directors on the date of termination of service as a director. For advisors, options shall terminate on the earlier of the expiration date or the date three months following the date of termination of service. If termination of service is due to optionee’s death, the option shall terminate on the earlier of the expiration date or twelve months following the date of the optionee’s death. In any and all circumstances, an option may be exercised following termination of the optionee’s service as an advisor only as to that number of shares as to which it was exercisable on the date of termination of such services.

If this Proposal is approved by the stockholders, upon a non-executive directors termination of service (other than for death, disability or cause), a non-executive director would be entitled to exercise a previously granted option award, including option awards outstanding as of the date of this Proxy Statement, for a period of two years following such termination of service, but in no event beyond the stated expiration date of an option award. However, if a non-executive director or advisor is removed for cause, the option awards held by such person would terminate immediately upon such person’s removal.

This Proposal would not modify the treatment of option awards in the event of an option holder’s death but would also clarify the 2001 Director Plan to provide that in the event of the permanent disability of an option holder (as determined by the Board), such person would be entitled to exercise his or her options until the earlier of twelve months from the date of termination of service or the expiration date of the option. If this Proposal is approved, all option awards under the 2001 Director Plan that are outstanding as of the date hereof would be deemed modified to include these provisions. If this Proposal is not approved, all option awards would continue to be subject to the termination provisions that are currently in force under the 2001 Director Plan.

Restriction on Transfer

Options are transferable only by will or by the laws of descent and distribution. During an optionee’s lifetime, an option may be exercised only by the optionee.

Federal Income Tax Treatment

The following is a general summary as of the date of this proxy statement of the U.S. federal income tax consequences to Authentidate and participating persons associated with awards granted under the 2001 Director Plan. The U.S. federal tax laws may change and the U.S. federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Each participant has been and is encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 2001 Director Plan.

All options granted under the 2001 Director Plan are non-qualified options under the Internal Revenue Code. There are no tax liabilities to the optionee upon the grant of a non-qualified option. In general, an optionee who exercises a non-qualified option will recognize ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and Authentidate will be entitled to a deduction in the same amount. Authentidate will withhold federal and state income and employment taxes due on this compensation from amounts otherwise payable to the optionee. The optionee’s basis in such shares will generally be the fair market value on the date of exercise, and when he/she disposes of the shares he/she will recognize capital gain or loss.

Plan Benefits

If the proposed amendments to the 2001 Director Plan are approved, then (a) the option awards granted to Authentidate’s non-executive directors under the 2001 Director Plan, including options currently outstanding, will include the new provisions and (b) Authentidate’s non-executive directors will have the right to convert up to 50% of their cash compensation into restricted shares of common stock in accordance with the terms of the 2001 Director Plan, as amended.

Vote Required

The affirmative vote of a majority of the votes cast at the Annual Meeting is required for the approval of the amendment to the 2001 Director Plan. THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 2.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Executive Compensation

The following table provides certain information concerning all Plan and Non-Plan (as defined in Item 402 (a)(ii) of Regulation S-K) compensation awarded to, earned by, or paid by Authentidate during the years ended June 30, 2006, 2005 and 2004 to each of the named executive officers.

SUMMARY COMPENSATION TABLE

Annual Compensation

		Annual Compensation						Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary		Bonus		Other Annual Compensation		Restricted Stock Award(s)		No. of Securities Underlying Options/Sars
Surendra B. Pai, President and Chief Executive Officer (1)	2006 2005	$ $	350,000 222,115	$ $	175,000 —	$ $	30,000 15,000	$ $	— —	— 400,000

William A. Marshall, Chief Financial Officer and Treasurer (2)	2006		$98,500		$48,438		$12,588		$—	300,000

Jan C. Wendenburg, President—Authentidate International AG (3)(4)(5)	2006 2005 2004	$ $ $	258,786 306,776 292,962	$ $ $	153,508 — 12,500	$ $ $	30,622 32,603 22,020	$ $ $	— — 37,810	25,000 —

John J. Waters, Former Executive Vice President— Chief Administrative Officer (6)	2006 2005	$ $	137,500 262,608	$ $	— 103,125	$ $	215,000 24,698	$ $	— —	— 300,000

Dennis H. Bunt, Former Chief Financial Officer (7)	2006 2005 2004	$ $ $	131,405 159,020 159,179	$ $ $	— — —	$ $ $	51,281 9,994 8,162	$ $ $	— — —	— — 80,000

(1)	Mr. Pai became our President and Chief Executive Officer on November 15, 2004. Other compensation includes, automobile/living expenses of $30,000 for 2006 and $15,000 for 2005. Mr. Pai received a bonus payment in November 2005 in the amount of $175,000 for fiscal 2005. In addition, the Management Resources and Compensation Committee intends to award Mr. Pai a cash bonus of $125,000 for fiscal 2006.
(2)	Mr. Marshall became our Chief Financial Officer and Treasurer on February 15, 2005. Other compensation includes temporary living expenses of $12,588.
(3)	Annual salary, bonus and other compensation amounts are paid in Euros. Amounts reported for 2006 are based on (euro) 202,500 and (euros) 120,504 converted to US dollars at an average exchange rate of .785 (euros to dollars) over the fiscal year ended June 30, 2006. Mr. Wendenburg received his bonus payment in September 2005. Amount reported for 2005 is based on (euro) 241,003 converted to US dollars at an average exchange rate of .7856 (euros to dollars) over the fiscal year ended June 30, 2005. Amounts reported for 2004 are based on (euro) 246,000 converted to US dollars at an average exchange rate of 0.8397 (euros to dollars) over the fiscal year ended June 30, 2004.
(4)	Other compensation includes automobile and related expenses of $30,622, $32,603, and $22,020 for 2006, 2005 and 2004, respectively.
(5)	Reflects grant of 2,390 restricted shares of common stock on February 23, 2004, based on a market value of a share of our common stock on such date of $15.82.
(6)	Mr. Waters was hired on July 21, 2004 and became our Executive Vice President—Chief Administrative Officer on August 6, 2004. On January 9, 2006, we entered into a Termination Agreement and a separate consulting agreement whereby Mr. Waters relinquished his employment position effective January 1, 2006. The terms and conditions of these agreements are described in this Proxy Statement under the section “Employment, Severance and Change of Control Agreements”. Other compensation includes automobile/living expenses of $15,000 and consulting/severance payments of $200,000 in 2006 and automobile/living expenses of $24,698 for 2005.
(7)	On January 29, 2006, we entered into a Termination Agreement with Mr. Bunt whereby he resigned his position effective April 30, 2006. The terms and conditions of this agreement are described in this Proxy Statement under the section “Employment, Severance and Change of Control Agreements”. Other compensation includes (i) for 2006 $51,281 of severance payments, (ii) for 2005, automobile expenses of $6,109 and 401K matching contributions of $3,885 and (iii) for 2004, automobile expenses of $3,271, premiums on life insurance of $176 and matching contributions to AHC’s 401(k) plan of $4,715.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table provides information with respect to the stock option grants made during Authentidate’s 2006 fiscal year under its 2000 Employees Stock Option Plan, as amended, to each named executive officer. Options granted have a term of five years measured from the grant date, subject to earlier termination in the event of the termination of optionee’s employment. Generally, options vest and become exercisable for 33.3% of the option shares at the end of one year of service after the grant date and become exercisable for the balance of the shares in equal monthly installments over the next two years of service. These are explained below under the caption “Employment, Severance and Change of Control Agreements.” There is no assurance that the potential realizable values shown in this table, which are based on assumed annual rates of compounded stock price appreciation over the term of the options as required under the rules of the Securities and Exchange Commission, will be realized. Actual gains, if any, on option exercises are dependent on the future performance of Authentidate’s common stock and overall market conditions.

Name (A)	No. of Securities Underlying Options/SARS (B)	Percentage of Total Options/SARS Granted to Employees in Fiscal Year (C)	Exercise of Base Price ($/SH) (D)	Individual Grants	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Term
				Expiration Date (E)	5% $ (F)	10% $ (G)
William A. Marshall	300,000	27.2%	$4.50	2/15/11	—	—
Jan C. Wendenburg	25,000	2.3%	$4.50	8/23/10	2,750	20,750

No Stock Appreciation Rights were granted to any of the named executive officers during the last fiscal year.

AGGREGATED OPTION/SAR EXERCISES IN LAST

FISCAL YEAR AND FY-END OPTION/SAR VALUES

The following table sets forth information concerning the exercise of options by each of the named executive officers during Authentidate’s 2006 fiscal year and the unexercised options held by them as of the end of the fiscal year. The value realized represents the difference between the aggregate closing price of the shares on the date of exercise less the aggregate exercise price paid. The value of unexercised in-the-money options is based on the closing price of our common stock on June 30, 2006 of $2.65 per share, minus the exercise price for the aggregate number of shares subject to the options. These values have not been, and may never be, realized.

Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options as of June 30, 2006 Exercisable /Unexercisable	Value of Unexercised in-the-Money Options at June 30, 2006 (1) Exercisable / Unexercisable
Surendra B. Pai	—	—	337,500/62,500	-/-
William A. Marshall	—	—	-/300,000	-/-
Jan C. Wendenburg	—	—	150,000/25,000	-/-
John J. Waters	—	—	300,000/-	-/-
Dennis H. Bunt	—	—	231,849/-	6,000/-

Equity Compensation Plan Information

The following table provides information about our common stock that may be issued upon the exercise of options under all of our existing equity compensation plans as of June 30, 2006 which consist of the 2000 Employee Stock Option Plan, as amended, and the 2001 Non-Employee Director Stock Option Plan, as amended, Information concerning each of the aforementioned plans is set forth below following the caption “Shareholder Approved Option Plans.”

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and Rights		Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (A)
Equity Compensation Plans Approved by Stockholders	$4,954,000	(1)	$4.86	$4,333,000	(2)
Equity Compensation Plans Not Approved by Stockholders	N/A		N/A	N/A

Total	$4,954,000		$4.86	$4,333,000

(1)	Includes 295,000 options issued pursuant to our 2001 Director Plan, as amended; and 4,284,000 options issued to employees pursuant to our 2000 Plan, as amended; and 375,000 options issued to a consultant but does not include 65,000 options issued pursuant to our 2001 Director Plan on September 1, 2006.
(2)	Consists of 4,008,000 options available for issuance pursuant to our 2000 Plan, as amended, and assumes the issuance of 325,000 options pursuant to our 2001 Director Plan, as amended, according to the following analysis. The 2001 Director Plan does not provide for a cap on the aggregate number of options which may be granted thereunder. All option grants under the 2001 Director Plan are non-discretionary; each non-employee director receives an option to purchase 10,000 shares (5,000 shares for advisory board members) of our common stock each September 1, pro rata, based on the length of such directors service during the preceding year. Accordingly, if the number and identity of our non-employee directors remains constant over the life of the 2001 Director Plan, we would issue a total of 325,000 options to our non-employee directors under the 2001 Director Plan, which number includes a total of 65,000 options issued on September 1, 2006 pursuant to the 2001 Director Plan.

Stock Option Plans

Employee Stock Option Plans

In March 2001, our shareholders approved the 2000 Employees Stock Option Plan (the “2000 Plan”) which provides for the grant of options to purchase up to 5,000,000 shares of our common stock. In July 2001, we filed a registration statement with the SEC to register the shares issuable upon exercise of the options granted or which may be granted under the 2000 Plan. In March 2004, our shareholders approved an amendment to the 2000 Plan to increase the number of options which we can grant pursuant to the 2000 Plan to 10,000,000 shares. The purpose of the amendment was to ensure that we will have a sufficient reserve of common stock available under the 2000 Plan to provide our employees with the continuing opportunity to acquire a proprietary interest in our company.

Under the terms of the 2000 Plan, options granted thereunder may be designated as options which qualify for incentive stock option treatment (“ISOs”) under Section 422 of the Code, or options which do not so qualify (“Non-ISOs”). As of June 30, 2006, there were outstanding an aggregate of approximately 4,284,000 options under the 2000 Plan, with exercise prices ranging from $2.00 to $16.00.

The 2000 Plan is administered by the Management Resources and Compensation Committee designated by our Board of Directors. This committee has the discretion to determine:

•	the eligible employees to whom, and the times and the price at which, options will be granted;

•	whether such options shall be ISOs or Non-ISOs;

•	the periods during which each option will be exercisable; and

•	the number of shares subject to each option.

The Board or Committee shall have full authority to interpret the 2000 Plan and to establish and amend rules and regulations relating thereto.

Under the 2000 Plan, the exercise price of an option designated as an ISO shall not be less than the fair market value of the Common Stock on the date the option is granted. However, in the event an option designated as an ISO is granted to a ten percent stockholder (as defined in the 2000 Plan) such exercise price shall be at least 110% of such fair market value. Exercise prices of Non-ISOs options may be less than such fair market value. The aggregate fair market value of shares subject to options granted to a participant which are designated as ISOs which become exercisable in any calendar year shall not exceed $100,000. The “fair market value” will be the closing NASDAQ price, or if our common stock is not quoted by NASDAQ, as reported by the National Quotation Bureau, Inc., or a market maker of our common stock, or if the common stock is not quoted by any of the above, by the Board of Directors acting in good faith.

Previously, the Management Resources and Compensation Committee was authorized to grant bonuses or authorize loans to or guarantee loans obtained by an optionee to enable such optionee to pay any taxes that may arise in connection with the exercise or cancellation of an option. In light of the passage of the Sarbanes-Oxley Act of 2002, the committee will no longer undertake any such actions. In the past, no loans were given or guaranteed to employees to pay taxes in connection with the exercise of options granted pursuant to our employee stock option plans.

Non-Executive Director Stock Option Plans

In January, 2002, our shareholders approved the 2001 Non-Executive Director Stock Option Plan. Options are granted under the 2001 Director Plan until December, 2011 to (i) non-executive directors as defined and (ii) members of any advisory board we may establish who are not full-time employees of us or any of our subsidiaries. Under the 2001 Director Plan, each non-executive director will automatically be granted an option to purchase 20,000 shares upon joining the Board and an option to purchase 10,000 shares each September 1st thereafter, pro rata, based on the time the director has served during the prior year. The term non-executive director refers to those of our directors who are not otherwise a full-time employee of AHC or any subsidiary. In addition, each eligible member of an advisory board will receive, upon joining the advisory board, and on each anniversary of the effective date of his appointment, an option to purchase 5,000 shares of our common stock.

In February 2004, our shareholders approved two amendments to the 2001 Director Plan. First, shareholders approved an amendment to the 2001 Director Plan to increase the size of the option awards to eligible directors upon being initially elected or appointed to the Board to 40,000 options. Second, our shareholders approved an amendment to the 2001 Director Plan to provide that non-executive directors, upon joining the Board and for a period of one year thereafter, will be entitled to purchase restricted stock from us at a price equal to 80% of the closing price on the date of purchase up to an aggregate purchase price of $100,000.

There is no aggregate cap on the number of options which may be granted under the 2001 Director Plan. This provides us with greater flexibility in expanding the Board of Directors without having to obtain stockholder approval for additional shares under the 2001 Director Plan. Since the amount, timing and terms of options granted under the 2001 Director Plan are non-discretionary, the imposition of a cap on the number of options which may be granted under the 2001 Director Plan would only serve to increase the burden of administering the 2001 Director Plan.

As of June 30, 2006, there are 295,000 options outstanding under the 2001 Director Plan. The options outstanding have exercise prices ranging from $2.25 to $10.58. On September 1, 2006 and 2005, we granted an aggregate of 65,000 and 55,000, respectively, options to our non-employee directors pursuant to the 2001 Director Plan and 5,000 options to an advisory board member . These options have an exercise price of $2.03 and $3.00 per share, respectively.

The exercise price for options granted under the 2001 Director Plan is 100% of the fair market value of the common stock on the date of grant. The “fair market value” is the closing price of our common stock as reported by NASDAQ, or if our common stock is not quoted by NASDAQ, the closing bid price as reported by the National Quotation Bureau, Inc., or a market maker of our common stock, or if the common stock is not quoted by any of the above by the Board of Directors acting in good faith. The exercise price of options granted under the 2001 Director Plan must be paid at the time of exercise in cash. The term of each option commences on the date it is granted and unless terminated sooner as provided in the 2001 Director Plan, expires five years from the date of grant. The 2001 Director Plan must be administered by either our full Board of Directors or a committee of the Board consisting of not less than two officers who are not entitled to participate in the Director Plan. The administrator has no discretion to determine which non-executive director or advisory board member will receive options or the number of shares subject to the option, the term of the option or the exercisability of the option. However, the administrator will make all determinations of the interpretation of the 2001 Director Plan. Options granted under the 2001 Director Plan are not qualified for incentive stock option treatment.

A summary of the terms and conditions of the 2001 Director Plan as proposed to be amended appears in the discussion of Proposal No. 2 in this Proxy Statement. The summary is qualified by reference to the complete text of the 2001 Director Plan, as amended, which is attached as Exhibit B.

Employment, Severance and Change of Control Agreements

Surendra B. Pai

Mr. Pai, our President and Chief Executive Officer entered into a two year employment agreement with Authentidate, dated October 27, 2004 and effective November 15, 2004. Effective as of November 7, 2006, we entered into a letter agreement with our Chief Executive Officer amending his employment agreement in order to provide for a thirty day extension of the original expiration date of the employment agreement. Our employment agreement with our Chief Executive Officer would have expired November 14, 2006 without this letter agreement. We have reached an agreement in principle with our CEO for a new one year employment agreement. No assurances can be given, however, that we will finalize an agreement with our CEO concerning our employment relationship with him, in which event we will be obligated to pay him the severance payment in accordance with his existing employment agreement. The following is a summary of Mr. Pai’s proposed employment agreement.

•	Annual base salary of $375,000.

•	Annual bonus potential targeted at 50% of base salary, in the discretion of the Board, or if the Board so designates, the Management Resources and Compensation Committee of the Board based on the annual performance of the Company.

•	Grant of options to purchase 400,000 shares of our common stock at an exercise price equal to the closing price of Authentidate’s common stock on the date of final approval by the Management Resources and Compensation Committee. The options shall vest monthly, as long as Mr. Pai continues to be an employee of the Company, over a period of two years.

•

In the event of the termination of Mr. Pai’s employment by us without “cause” or by Mr. Pai for “good reason,” as those terms are defined in Mr. Pai’s employment agreement or, if upon the expiration of the agreement his employment is not renewed, he would be entitled to: (a) all compensation accrued but not paid as of the termination date; (b) a severance payment equal to twelve months of his base salary in effect as of the termination date, or if greater, his base salary in effect within 90 days of the termination date plus his targeted cash bonus; and (c) continued participation in our benefit plans (or comparable plans) for the longer of the natural expiration of the agreement or the end of the month of the one-year anniversary of the termination of his employment.

•	If Mr. Pai’s employment is terminated by us for “cause” or by him without “good reason,” he is not entitled to any further compensation or benefits other than his accrued and unpaid compensation.

•	With respect to the options granted to Mr. Pai, in the event Mr. Pai’s employment is terminated by Authentidate without “cause” or by Mr. Pai for “good reason,” or, if upon the expiration of the agreement his employment is not renewed, then all options granted to Mr. Pai pursuant to the employment agreement shall immediately become fully vested and the exercise period in which he may exercise such options shall be extended to the duration of the original term of the option as if Mr. Pai remained employed by Authentidate. In the event Mr. Pai’s employment is terminated by Authentidate for “cause,” then all options granted and not exercised as of the termination date shall terminate immediately and be null and void. Finally, in the event that Mr. Pai terminates his employment with us other than for “good reason,” then the options, to the extent vested as of the termination date, shall remain exercisable in accordance with their terms for a period of three months following the termination date, but in no event after the expiration of the exercise period.

•	The employment agreement will contain a tax gross-up provision relating to any excise tax that Mr. Pai incurs by reason of his receipt of any payment that constitutes an excess parachute payment as defined in Section 280G of the Internal Revenue Code under certain circumstances to be defined in the agreement.

•	In addition, the Management Resources and Compensation Committee intends to award Mr. Pai a cash bonus of $125,000 for fiscal 2006.

William A. Marshall

Mr. Marshall, our Chief Financial Officer and Treasurer entered into an at-will employment agreement with Authentidate effective as of February 15, 2006. The following is a summary of Mr. Marshall’s employment agreement.

•	Annual base salary of $260,000.

•	Annual bonus targeted at 50% of base salary, in the discretion of the Board, or if the Board so designates, the Management Resource and Compensation Committee of the Board, based on the annual performance of the Company, except that the bonus for the fiscal year ending June 30, 2006 shall be guaranteed, pro rata , from the date his employment commenced. Mr. Marshall was also provided with an allowance of $75,000 for reimbursement of temporary living and relocation expenses and will be covered by health and similar benefits made available to the Registrant’s senior management.

•	Grant of options to purchase 300,000 shares of the our common stock at an exercise price of $4.50, which options vest as follows: 100,000 shares vest on the one-year anniversary of the date of grant and the balance of 200,000 options shall vest monthly, as long as Mr. Marshall continues to be an employee of the company, in equal amounts over the subsequent 24 months.

•	In the event of the termination of Mr. Marshall’s employment by the company without “cause” or by Mr. Marshall for “good reason,” as those terms are defined in the employment agreement, he would be entitled to: (a) all compensation accrued but not paid as of the termination date; (b) a severance payment equal to twelve months of his base salary; and (c) continued participation in the Registrant’s benefit plans (or comparable plans) during the period in which he is receiving the severance payment.

•	If Mr. Marshall’s employment is terminated by us for “cause” or by him without “good reason,” he is not entitled to any further compensation or benefits other than his accrued and unpaid compensation.

•	With respect to the options granted to Mr. Marshall, in the event his employment is terminated by the Company without “cause” or by him for “good reason,” then all options granted to him shall become immediately fully vested and the exercise period in which he may exercise such options shall be extended to the duration of the original term of the option. In the event Mr. Marshall’s employment is terminated by Authentidate for “cause,” then all options granted and not exercised as of the termination date shall terminate immediately and be null and void. In the event that Mr. Marshall terminates his employment other than for “good reason,” then the options, to the extent vested as of the termination date, shall remain exercisable in accordance with their terms for a period of three months following the termination date, but in no event after the expiration of the exercise period.

•	The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that end on the first anniversary of the date of cessation of Mr. Marshall’s employment.

Jan C. Wendenburg

On March 23, 2005, we entered into a new employment agreement with Jan C. Wendenburg, who currently serves as the Chief Executive Officer of our German subsidiary, Authentidate International, AG. The agreement, which is effective as of March 15, 2005 and expires on March 31, 2007, sets forth the terms and conditions of Mr. Wendenburg’s continued employment as the Chief Executive Officer of Authentidate International. The following is a description of Mr. Wendenburg’s employment agreement.

•	Annual base salary of (euro) 200,000 for the period April 1, 2005 through March 31, 2006 and (euro) 210,000 from April 1, 2006 until expiration.

•	Commencing with the fiscal year beginning July 1, 2005, and for each fiscal year during the term of the agreement, the Management Resources and Compensation Committee of the Board of Directors shall establish an Executive Bonus Plan for Mr. Wendenburg, which will provide for the payment of a bonus of up to a maximum of 50% of his base salary, which shall be contingent on the achievement of certain financial metrics to be established by the Committee. The agreement also specifies that Mr. Wendenburg is entitled to receive other employee benefits available to senior management.

•	In the event of the termination of Mr. Wendenburg’s employment by us without “cause” or if we determine not to renew the agreement, Mr. Wendenburg shall be entitled to receive as a severance payment an amount equal to his base salary in effect at the time of termination for the greater of (i) the balance of the initial term of the agreement or (ii) one year from the date of termination, payable in accordance with the Authentidate’s regular payroll periods.

•	Mr. Wendenburg shall be eligible to receive employee stock options under the Executive Officer Stock Option program to be established by the Management Resources and Compensation Committee of the Board of Directors.

•	The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that end on the first anniversary of the date of cessation of Mr. Wendenburg’s employment.

John T. Botti

As of July, 2003, we entered into a three year employment agreement with Mr. John T. Botti, then our Chief Executive Officer, which was scheduled to expire on June 30, 2006. However, effective November 15, 2004, Mr. Botti no longer served as our President and Chief Executive Officer. In connection with his employment agreement, we are obligated to pay Mr. Botti certain severance benefits (unless he is terminated for cause or resigns for other than “good reason”), including (a) all compensation accrued but not paid as of the termination date; (b) the greater of (i) his base salary to the termination date or (ii) a severance payment equal twenty-four months of his base salary, including any regularly scheduled increases in the base salary; (c) continued participation in our benefit plans; (d) accelerated vesting of all options granted to him; and (e) continuation of the exercise period in which he may exercise such options up to the duration of the original term of the options. Mr. Botti’s salary at the time of his departure was $402,628. On February 7, 2005, we entered into an Agreement and Release with Mr. Botti. Pursuant to the Agreement, we will pay him the severance payments as described above and agreed to retain Mr. Botti to provide consulting services to us for a period of one year. Under this consulting arrangement and in accordance with the terms of a separate consulting agreement, we agreed to pay Mr. Botti a monthly retainer of $10,000 in consideration of his provision of such services as may be requested by our Chief Executive Officer.

John J. Waters

On September 20, 2004, we entered into a two year employment agreement with John J. Waters, then serving as our Executive Vice President—Chief Administrative Officer and a director. The agreement provided for the following terms: (a) base salary of $275,000, (b) annual discretionary bonus potential of up to 50% of base salary, (c) grant of options to purchase 300,000 shares of the common stock at an exercise price of $5.85, subject to vesting requirements as follows: 75,000 options vested on the date of grant, 18,750 vested on the one-month anniversary of the date of grant and the remainder shall vest in equal amounts of 9,375 on a monthly basis, (d) in the event of the termination of Mr. Waters’ employment by us without “cause” or by Mr. Waters for “good reason,” as those terms are defined in his employment agreement, he would be entitled to: (a) a payment equal to the greater of his base salary to the termination date or a severance payment equal to six months of his base salary in effect as of the termination date.

On January 9, 2006, we entered into a Termination Agreement and a separate consulting agreement with John J. Waters, our Executive Vice President—Chief Administrative Officer and a member of our board of directors. Pursuant to the Termination Agreement, Mr. Waters relinquished his employment position in favor of a consulting relationship, effective as of January 1, 2006 and which expired September 30, 2006. We agreed to pay and/or provide to Mr. Waters (a) an amount of approximately $350,000, in accordance with the terms and conditions of the consulting agreement; (b) an amount of $5,000 for attorneys’ fees; and (c) the accelerated vesting of all options granted to him, along with the continuation of the exercise period for the duration of their original term. Mr. Waters continues to serve on our board of directors.

Dennis H. Bunt

In October 2000, we entered into an employment agreement with Dennis H. Bunt, then serving as our Chief Financial Offer. On January 26, 2006, Dennis H. Bunt, our Chief Financial Officer, entered into a Termination Agreement and resigned his position effective April 30, 2006. Pursuant to the Termination Agreement, we agreed to pay and/or provide Mr. Bunt (a) a severance payment of approximately $315,000, payable in equal installments over a period of twenty-four months; (b) an additional payment of $33,000 as additional severance and reimbursement of certain expenses; and (c) the accelerated vesting of all options granted to him and the continuation of the exercise period in which he may exercise such options.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

Set forth below is a line graph comparing the total cumulative return on Authentidate’s common stock and the Nasdaq Composite Index and the Nasdaq Computer Index. Authentidate’s common stock is listed for trading in the Nasdaq National Market under the trading symbol ADAT.

Listed below is the value of a $10,000 investment at each of the year ends presented:

Cumulative Total Stockholder Return

Date	AHC	Nasdaq Composite Index	Nasdaq Computer Index
6/30/00	$10,000	$10,000	$10,000
6/30/01	$7,660	$5,448	$4,623
6/30/02	$5,634	$3,689	$2,909
6/30/03	$5,976	$4,092	$3,183
6/30/04	$18,621	$5,163	$3,965
6/30/05	$4,528	$5,186	$3,938
6/30/06	$4,511	$5,476	$3,916

Footnotes:

(1)	Assumes $10,000 was invested at June 30, 2001 in Authentidate and each Index presented.
(2)	The comparison indices were chosen in good faith by management. Most of our peers are divisions of large multi-national companies, therefore a comparison is not meaningful. In addition, we are involved in three distinct businesses: document imaging software, authentidation/security software and computer systems integration, for which there is no peer comparison. Therefore, in addition to the Nasdaq Composite Index, we have chosen the Nasdaq Computer Index, which is primarily comprised of software companies.

This presentation shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The General Corporation Law of Delaware provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative in nature to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) and, in a proceeding not by or in the right of the corporation, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such suit or proceeding, if he acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Delaware law further provides that a corporation will not indemnify any person against expenses incurred in connection with an action by or in the right of the corporation if such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall deem proper. The By-Laws of Authentidate provide for indemnification of officers and directors of Authentidate to the greatest extent permitted by Delaware law for any and all fees, costs and expenses incurred in connection with any action or proceeding, civil or criminal, commenced or threatened, arising out of services by or on behalf of Authentidate, providing such officer’s or director’s acts were not committed in bad faith. The By-Laws also provide for advancing funds to pay for anticipated costs and authorizes the Board to enter into an indemnification agreement with each officer or director.

In accordance with Delaware law, Authentidate’s Certificate of Incorporation contains provisions eliminating the personal liability of directors, except for breach of a director’s fiduciary duty of loyalty to Authentidate or to its stockholders, acts or omission not in good faith or which involve intentional misconduct or a knowing violation of the law, and in respect of any transaction in which a director receives an improper personal benefit. These provisions only pertain to breaches of duty by directors as such, and not in any other corporate capacity, e.g., as an officer. As a result of the inclusion of such provisions, neither Authentidate nor stockholders may be able to recover monetary damages against directors for actions taken by them which are ultimately found to have constituted negligence or gross negligence, or which are ultimately found to have been in violation of their fiduciary duties, although it may be possible to obtain injunctive or equitable relief with respect to such actions. If equitable remedies are found not to be available to stockholders in any particular case, stockholders may not have an effective remedy against the challenged conduct.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Authentidate pursuant to the foregoing provisions, Authentidate has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed herein, we have not entered into any material transactions or series of similar transactions with any director, executive officer or any security holder owning 5% or more of our Common Stock. For information concerning employment agreements with, and compensation of, our executive officers and directors, and for information relating to the severance arrangements we agreed to with our former Chief Executive Officer, former Chief Administrative Officer, and former Chief Financial Officer see the disclosure in the section captioned “Employment, Severance and Change of Control Agreements.”

During the 2002 fiscal year we entered into certain loan and security arrangements involving Mr. John T. Botti, our former Chairman and Chief Executive Officer, principally relating to certain obligations to financial institutions secured by Mr. Botti’s stock in AHC. We initially established these arrangements in 2001, and agreed to certain modifications in February, 2002, as follows. In January, 2001, we made a loan of $317,000 to Mr. Botti so as to enable him to avoid a margin call on the shares of AHC common stock owned by him that were held in a brokerage account as the Board of Directors believed that failing to do so would have a material adverse impact on the market price of our stock (the “2001 Loan”). The 2001 Loan was collateralized by a lien on all of the shares of AHC owned by Mr. Botti, as well as shares issuable to Mr. Botti upon the exercise of stock options granted to him. On February 14, 2002, we agreed to loan an additional amount of $203,159 to Mr. Botti, which loan was also collateralized by a lien on all of shares of AHC owned by Mr. Botti or issuable to him (the “2002 Loan”). The 2001 Loan earned interest at the rate of 9% per annum and was due on January 5, 2003. The 2002 Loan earned interest at the rate of 6% per annum and was being repaid in bi-weekly installments of $5,000. In June 2003, these loans were paid in full in connection with the sale to us by Mr. Botti of the 100 shares of Series A Preferred Stock then owned by him. We agreed to pay Mr. Botti $850,000 for these shares. The shares of Series A Preferred Stock had been appraised at $1,100,000 by an independent nationally recognized appraisal and valuation firm. Payment terms were as follows: $70,000 in cash was paid at closing, $485,000 was offset against the 2002 Loan and 2001 Loan and the balance was paid in monthly installments of $15,000, without interest, beginning in July, 2003. In July 2004, our board of directors approved the repayment of the outstanding balance in full.

OTHER BUSINESS

As of the date of this Proxy Statement, the only business which the Board of Directors intends to present, and knows that others will present, at the Annual Meeting is that herein above set forth. If any other matter or matters are properly brought before the Annual Meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

STOCKHOLDER PROPOSALS

Bylaw Provisions. In accordance with our Bylaws, a stockholder who desires to present a proposal for consideration at next year’s annual meeting must submit the proposal no later than the close of business on October 19, 2007. The submission should include the proposal and a brief statement of the reasons for it, the name and address of the stockholder (as they appear in our stock transfer records), the number of shares beneficially owned by the stockholder and a description of any material interest that the stockholder may have in the proposal. Proposals should be addressed to Corporate Secretary, Authentidate Holding Corp., Connell Corporate Center, 300 Connell Drive, 5th Floor, Berkeley Heights, NJ 07922.

Inclusion in Next Year’s Proxy Statement. Notwithstanding the Bylaw provisions, a stockholder who desires to have his or her proposal included in next year’s proxy statement must deliver the proposal to our principal executive offices (at the address noted above) no later than the close of business on August 20, 2007.

Presentation at Meeting. For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit our management to vote proxies in its discretion if (a) our management receives notice of the proposal before the close of business on November 2, 2007 and advises stockholders in next year’s proxy statement about the nature of the matter and how it intends to vote on such matter, or (b) our management does not receive notice of the proposal prior to the close of business on November 2, 2007.

ADDITIONAL INFORMATION

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2006 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT THE ACCOMPANYING EXHIBITS TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR SENT TO CHIEF FINANCIAL OFFICER, AUTHENTIDATE HOLDING CORP., CONNELL CORPORATE CENTER, 300 CONNELL DRIVE, 5TH FLOOR, BERKELEY HEIGHTS, NJ 07922. Each such request must set forth a good faith representation that as of the Record Date the person making the request was the beneficial owner of common stock of Authentidate entitled to vote at the Annual Meeting of Stockholders.

We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy and information statements, and other information with the SEC. Such reports, proxy and information statements, and other information we file can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, as well as the regional offices of the SEC located at 3 World Financial Center, New York, New York 10281. Copies of such materials can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. The SEC maintains a World Wide Web site that contains reports, proxy and information statements, and other information filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval System. This Web site can be accessed at http://www.sec.gov.

By Order of the Board of Directors

Victor J. DiGioia, Secretary

December 15, 2006

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA.

Exhibit A

AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF

DIRECTORS OF AUTHENTIDATE HOLDING CORP.

I. PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors of Authentidate Holding Corp. (the “Company”) in fulfilling its oversight responsibilities by: (a) reviewing and monitoring the integrity of the financial reports and other financial information provided by the Company to any governmental body or the public; (b) reviewing the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; (c) reviewing and monitoring the Company’s internal auditing, accounting and financial reporting processes generally; and (d) overseeing the independent auditor’s qualifications and independence. Consistent with this function, the Audit Committee should encourage improvement of, and foster adherence to, the Company’s policies, procedures and practices at all levels. Similarly, the Audit Committee shall provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors. The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

The Audit Committee shall be comprised of three or more directors, as determined by the Board, each of whom shall be independent directors as defined in Section 10A(M)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the regulations promulgated thereunder by the U.S. Securities and Exchange Commission (the “Commission”) and by the rules of any exchange on which the Company’s securities may be listed for trading. Each member of the Audit Committee shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. At least one member of the Audit Committee shall be an “Audit Committee Financial Expert” as that term is defined by the Commission in regulations it has promulgated under the Exchange Act. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices. The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership. All members of the Audit Committee may be replaced by the Board.

III. MEETINGS

The Audit Committee shall meet at least once quarterly and more frequently as circumstances dictate. In addition, the Audit Committee shall meet with the independent auditors and management quarterly to review the Company’s financial statements. The Audit Committee shall meet periodically with management and the Company’s independent auditors in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believes should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of or consultants to the Audit Committee.

IV. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall undertake the following:

A. Independent Auditors

1. The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

2. The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, in accordance with Section 10A of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee shall adopt policies and procedures governing its preapproval of all audit and permitted non-audit services to be performed by the Company’s independent auditor. Subject to applicable law and the requirements of any exchange upon which the Company’s common stock is traded, the Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such delegatee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

3. Review and discuss with the independent auditor (and separately with management) the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. This review shall include:

•	The adequacy of the Company’s internal controls and the fullness and accuracy of the Company’s financial statements;

•	Whether there have been (and if so, the nature of) any audit problems or difficulties and any related responses by management;

•	Confirmation that management is not placing any restrictions on the scope of the independent auditors’ work or their access to information;

•	Any significant disagreements with management and management’s response;

•	Inquiry as to any accounting adjustments noted or proposed by the independent auditors but “passed” (as immaterial or otherwise) and any communications between the audit team and the audit firm’s national office regarding auditing or accounting issues raised in connection with the Company’s audit;

•	Discussion of any “management” or “internal control” letters issued or proposed to be issued by the independent auditors to the Company, as well any other material written communications between the independent auditors and management; and

•	Discussion of the responsibilities, budget and staffing of the Company’s internal accounting function and the adequacy and appropriateness thereof.

4. Review and evaluate the lead partner of the independent auditor team and ensure the rotation of the audit partners as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

5. Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1. The Audit Committee shall evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

6. Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

B. Financial Statement and Disclosure Matters

1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis (“MD&A”), the critical accounting estimates employed in the MD&A and inquire whether such financial statements and any related notes are prepared in accordance with U.S. generally accepted accounting principles and, together with such MD&A, are consistent with the information known to Audit Committee members, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2. Review and discuss with management and the independent auditor the Company’s quarterly financial statements, related notes, the MD&A and the critical accounting estimates employed in the MD&A prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements and inquire whether such financial statements and any related notes are prepared in accordance with U.S. generally accepted accounting principles and, together with such MD&A, are consistent with the information known to Audit Committee members.

3. In consultation with the independent auditors, the Audit Committee shall review the adequacy and integrity of the organization’s financial reporting and business control processes, both internal and external. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies or significant changes thereto.

4. Review the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles and approve significant changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors or management. Evaluate with management and the independent auditors, on an independent basis, the implementation of changes or improvements in financial or accounting practices as approved by the Audit Committee.

5. Review and discuss periodic reports from the independent auditors on: (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

6. Discuss with management (on a pre-issuance basis) (a) the Company’s earnings press releases, financial information and earnings guidance provided to analysts and rating agencies; (b) significant financial reporting matters to be disclosed in any Commission filings, such as a change in accounting principles or extraordinary and non-recurring items and transactions; and (c) significant matters to be disclosed in Form 8-K filings with the Commission.

7. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives including the Company’s use, if any, of “pro forma” or “adjusted” non-GAAP financial information and off-balance sheet structures on the Company’s financial statements.

8. Review and evaluate the Company’s policies and practices with respect to risk assessment and risk management, including the Company’s major financial risk exposures and litigation and insurance management processes and review steps taken by management to monitor and control such exposures. If appropriate, initiate special investigations into matters within the Audit Committee’s scope of responsibilities or as delegated by the Board of Directors.

9. If applicable, review the appointment and replacement of the senior internal accounting personnel and the organizational structure, and qualifications of the internal accounting department.

C. Ethical and Legal Compliance; Additional Responsibilities

1. Establish, review and update periodically a Code of Ethics compliant with Commission regulations and applicable to all employees, including the Company’s principal executive officer, senior financial officers and directors; ensure that management has established a system to enforce this Code; and review management’s monitoring of compliance with the Code of Ethics. Determine whether to grant any waivers of or approve any other deviations from the Company’s Code of Ethics, including those concerning related party transactions.

2. Review with management and the organization’s counsel, legal compliance matters including corporate securities trading policies and any other legal matter, including material litigation or special investigations that could have a significant impact on the organization’s policies or financial statements to ensure that reports and other information disseminated to governmental organizations or the public satisfy legal requirements.

3. Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act (“Required Response to Audit Discoveries”) has not been implicated.

4. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

5. Evaluate, approve, and monitor on an ongoing basis any related party transactions.

6. Report to the Board on a regular basis about the Audit Committee’s activities and make appropriate recommendations. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. Conduct an annual self-evaluation to assess the Audit Committee’s effectiveness.

7. The Audit Committee shall have the authority, to the extent it deems necessary or appropriate and without obtaining specific Board approval, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

8. Prepare the reports required by the rules of the Commission which are required to be in the Company’s annual proxy statement and other reports filed pursuant to the Exchange Act and the rules and regulations promulgated thereunder by the Commission.

9. Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

Exhibit B

NON-EXECUTIVE DIRECTOR

STOCK OPTION PLAN OF

AUTHENTIDATE HOLDING CORP.

As amended, effective                      , 2007

1. PURPOSE

The purpose of the Non-Executive Director Stock Option Plan is to provide a means by which (i) each Director of Authentidate Holding Corp. (the “Company”) who is not otherwise a full-time employee of the Company or any subsidiary of the Company (each such person being hereafter referred to as a “Non-Executive Director”) and (ii) each person appointed as a member of any Advisory Board established or maintained by the Company who is not otherwise an employee of the Company or any subsidiary of the Company or an Outside Director (each such person being hereinafter referred to as an “Advisor”) will be given an opportunity to purchase Common Stock, $.001 par value per share, of the Company (“Common Stock”). The Company, by means of the Director Plan, seeks to attract and retain the services of qualified independent persons to serve as Non-Executive Directors of the Company and as Advisors on the Company’s various Advisory Boards, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

2. ADMINISTRATION

(a) The Director Plan shall be administered by the Board of Directors of the Company (the “Board”) or a committee of the Board (the “Committee”) which shall at all times consist of not less than two (2) officers of the Company who are not entitled to participate in the Director Plan, to be appointed by the Board of Directors and to serve at the pleasure of the Board of Directors.

(b) Grant of options under the Director Plan and the amount and nature of the awards to be granted shall be automatic as described in Section 5 hereof. However, all questions of interpretation of the Director Plan or of any options issued under it shall be determined by the Board or Committee and such determination shall be final and binding upon all persons having an interest in the Director Plan. A majority of the Board’s or Committee’s members shall constitute a quorum, and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by all of the members of the Board or Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held.

3. SHARES SUBJECT TO THE PLAN

There shall be no aggregate limitation on the number of shares of Common Stock that may be acquired pursuant to options granted under the Director Plan.

The Common Stock subject to the Director Plan may be in whole or in part authorized and unissued shares of Common Stock or issued shares of Common Stock which shall have been reacquired by the Company. If any Option shall expire or terminate for any reason without having been exercised in full, the unissued shares subject thereto shall again be available for purposes of the Director Plan.

4. ELIGIBILITY

Options shall be granted only to (a) Non-Executive Directors serving on the Board of Directors of the Company and (b) Advisors serving on the Advisory Boards of the Company. Non-Executive Directors shall not be entitled to receive Options for serving as Advisors on Advisory Boards of the Company.

5. NON-DISCRETIONARY GRANTS

(a) Grants to Outside Directors

(i) Commencing on the date that this Non-Executive Director Stock Option Plan, as amended, is approved by the Board of Directors of the Company, each new Non-Executive Director to the Board of Directors shall be entitled to receive an Option to purchase 40,000 shares of Common Stock. Commencing on September 1, 2002, an Option to purchase 10,000 shares of Common Stock on the terms and conditions set forth herein shall be granted to each Non-Executive Director and thereafter on September 1st of each year; provided that any Non-Executive Director, who has not served as a director for an entire year prior to September 1st of each year shall receive a pro rata number of options determined as follows:

Date of Membership	Options Granted
September 1 through November 30	10,000
December 1 through February 28	7,500
March 1 through May 30	5,000
June 1 through August 31	2,500

Notwithstanding the foregoing, in the event a Non-Executive Director initially joins the Board of Directors on or after June 1, such Non-Executive Director shall not be eligible to be granted Options on September 1 of the year in which he or she first joined the Board of Directors.

(b) Grants to Advisors

(i) Each person who is appointed as an Advisor on an Advisory Board established or maintained by the Company shall, upon such appointment and on each anniversary of the effective date of his appointment, be granted options to purchase 5,000 shares for Advisors and options to purchase 7,500 shares for Advisors who are also chairmen of such Advisory Board, on the terms and conditions set forth herein.

(ii) Notwithstanding the foregoing, no Advisor who may serve on an Advisory Board of the Company shall be entitled to receive any options under the Director Plan for serving as such advisor, and in no event will the grant amount, as defined above in Section 5(a)(ii), exceed $75,000 with respect to a grant to a chairman of an Advisory Board Director or $50,000 with respect to an Advisor on an annual basis to an Advisor. To the extent the grant amount exceeds the foregoing limitations, the number of shares subject to the Option to be granted to the Advisor will be reduced accordingly.

6. PURCHASE OPTION

A. Commencing December 17, 2003, each Non-Executive Director joining the Board of Directors after such date shall he have the right to purchase up to $100,000 of Common Stock during the initial twelve month period immediately following the date upon which the Non-Executive Director joins the Board of Directors. The purchase price for the Common Stock shall be equal to 80% of the Fair Market Value of the Common Stock on the date of purchase as determined in accordance were Section 7(b)hereof. The purchase right granted hereunder may be exercised in whole or in part at any time during the initial twelve month period.

B. Commencing January 17, 2007, each Non-Executive Director shall have the right to elect, within thirty days from January 17, 2007, to receive a percentage (not to exceed 50%) of all cash compensation payable to such Non-Executive Director for the remainder of the fiscal year ending June 30, 2007 in restricted shares of the Company’s Common Stock (“Restricted Shares”). Commencing July 1, 2007 and on July 1 of each year thereafter while this Plan is in effect, each Non-Executive Director shall have the right to elect, within thirty days from July 1, to receive a percentage (not to exceed 50%) of all cash compensation payable to such Non-Executive Director for the fiscal year ending the following June 30 in Restricted Shares of the Company’s Common Stock. In the event a Non-Executive Director elects to receive a percentage of his or her cash compensation in Restricted Shares, the number of Restricted Shares that will be issued to such a Non-Executive

Director will be calculated by dividing the cash amount to be converted into Restricted Shares by the fair market value (as contemplated in Section 7, below) of the Company’s Common Stock as of the date the fees are earned. The closing price of the Company’s Common Stock on the last trading day of each fiscal quarter will be used to determine the fair market value of the Common Stock which may be issued in lieu of the fees paid for service as a director during such period. For the purposes of this Section 6, “fair market value” shall have the meaning ascribed to such phrase in Section 7, below, except that as used in this Section 6 the date of determination shall be such date or dates on which the applicable fees are earned. Restricted Shares will be restricted from public resale for a period of one year from the date of issuance and thereafter subject to the provisions of Rule 144, as adopted by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

7. OPTION PROVISIONS

Each Option shall be evidenced by a written agreement (“Stock Option Agreement”) and shall contain the following terms and conditions:

(a) The term of each Option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date (“Expiration Date”) that is ten years from the date of grant. Options outstanding as of the date of the amendment to this Plan shall be deemed amended to provide that such options shall expire ten years from the date of grant, unless sooner terminated. The term of each Option may terminate sooner than such Expiration Date if the optionee’s service as a Non-Executive Director or Advisor of the Company terminates for any reason or for no reason. In the event of such termination of service, the Option shall terminate (i) for Non-Executive Directors, on the second anniversary of the date of termination of service as a director and (ii) for Advisors on the earlier of the Expiration Date or the date three (3) months following the date of termination of service. Notwithstanding the foregoing, (A) if termination of service is due to optionee’s death or permanent disability (as determined by the Board), the option shall terminate on the earlier of the Expiration Date or twelve (12) months following the date of the optionee’s death or termination of service for permanent disability and (B) if an optionee is removed from the Board (or Advisory Board) for cause, as determined by the Board, the option awards held by such optionee would terminate immediately upon removal. In any and all circumstances, an option may be exercised following termination of the optionee’s service as an Advisor only as to that number of shares as to which it was exercisable on the date of termination of such services.

(b) The exercise price of each option shall be one hundred percent (100%) of the Fair Market Value of the shares subject to such option on the date such option is granted. “Fair Market Value” of a share of Common Stock shall mean (i) if the Common Stock is traded on a national securities exchange or on the Nasdaq National Market System (“NMS”), the per share closing price of the Common Stock on the principal securities exchange on which they are listed or on NMS, as the case may be, on the date of grant (or if there is no closing price for such date of grant, then the last preceding business day on which there was a closing price); or (ii) if the Common Stock is traded in the over-the-counter market and listed on the small cap market of the Nasdaq Stock Market (“Nasdaq”), the per share closing bid price of the Common Stock on the date of grant as reported by Nasdaq (or if there is no closing bid price for such date of grant, then the last preceding business day on which there was a closing bid price); or (iii) if the Common Stock is traded in the over-the-counter market but bid quotations are not published on Nasdaq quotation system, the closing bid price per share for the Common Stock as furnished by a broker-dealer which regularly furnishes price quotations for the Common Stock.

(c) The optionee may elect to make payment of the exercise price under one of the following alternatives:

(i) Payment of the exercise price per share in cash at the time of exercise; or

(ii) Recourse notes (subject to Paragraph 16 herein) or

(iii) Payment by a combination of the methods of payment specified in Subsections 7(c)(i) and 7(c)(ii) above.

(d) An option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the person to whom the option is granted only by such person or by his guardian or legal representative.

(e) All options granted under the Director Plan shall be non-qualified stock options, and do not qualify as incentive stock options within the meaning of Section 422, or any successor section, of the Internal Revenue Code of 1986, as amended.

8. ACCELERATION OF OPTIONS

Notwithstanding any contrary installment period with respect to any option and unless the Board or Committee determines otherwise, each outstanding option granted under the Director Plan shall become exercisable in full for the aggregate number of shares covered thereby in the event: (i) the Board (or, if approval of the stockholders is required as a matter of law, the stockholders of the Company) shall approve (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (b) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (c) the adoption of any plan or Proposal for the liquidation or dissolution of the Company; or (ii) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), corporation or other entity (other than the Company or any employee benefit plan sponsored by the Company or any Subsidiary) (a) shall purchase any Common Stock (or securities convertible into the Company’s Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board of Directors, or (b) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of Directors (calculated as provided in paragraph (d) of such Rule 13(d)(3) in the case of rights to acquire the Company’s Securities); or (iii) during any period of two consecutive years or less, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office. The Stock Option Agreement evidencing options granted under the Director Plan may contain such provisions limiting the acceleration of the exercise of Options as provided in this Section 8 as the Board or Committee deems appropriate to ensure that the penalty provisions of Section 4999 of the Code, or any successor thereto in effect at the time of such acceleration, will not apply to any stock received by a Non-Executive Director or Advisor from the Company.

9. RIGHT OF COMPANY TO TERMINATE SERVICES AS A NON-EXECUTIVE DIRECTOR OR ADVISOR

Nothing contained in the Director Plan or in any instrument executed pursuant hereto shall confer upon any Non-Executive Director or Advisor any right to continue in the service of the Company or any of its subsidiaries or interfere in any way with the right of the Company or a subsidiary to terminate the service of any Non-Executive Director or Advisor at any time, with or without cause.

10. NONALIENATION OF BENEFITS

No right or benefit under the Director Plan shall be subject to alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit.

11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

All options granted under the Plan shall be deemed automatically adjusted (both in the number of shares and exercise price), as appropriate, for any corporate action adopted by the Board of Directors and/or shareholders which action results in changes in the outstanding Common Stock of the Company by reason of any stock dividend, distribution, split-up, recapitalization, combination or exchange of shares, merger, consolidation or liquidation and the like, and, in the event of any such change in the outstanding Common Stock, the aggregate number and class of shares available under the Director Plan and the number of shares subject to nondiscretionary grants pursuant to Section 5 hereof shall be appropriately adjusted.

12. TERMINATION AND AMENDMENT

Unless the Director Plan shall theretofore have been terminated as hereinafter provided, no grant of Options may be made under the Director Plan after a date which is ten years from the date of adoption of the Director Plan by the Board of Directors. The Board or Committee may at any time amend, alter, suspend or terminate the Director plan; provided, however, that the Board or Committee may not, without the requisite vote of the stockholders of the Company approving such action (i) materially increase (except as provided in Section 10 hereof) the maximum number of shares which may be issued under the Director Plan; (ii) extend the term of the Director Plan; (iii) materially increase the requirements as to eligibility for participation in the Director Plan; or (iv) materially increase the benefits accruing to participants under the Director Plan. No termination, modification or amendment of the Director Plan or any outstanding Stock Option Agreement may without the consent of the Non-Executive Director or Advisor to whom any option shall theretofore have been granted, adversely affect the rights of such Director with respect to such option.

13. EFFECTIVENESS OF THE PLAN

The Director Plan shall become effective upon the requisite vote of the stockholders of the Company approving such action, and upon the approvals, if required, of any other public authorities. Any grant of options under the Director Plan prior to such approval shall be expressly subject to the condition that the Director Plan shall have been so approved. Unless the Director Plan shall be so approved, the Director Plan and all options theretofore made thereunder shall be and become null and void.

14. GOVERNMENT AND OTHER REGULATIONS

The obligation of the Company with respect to options shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, and (ii) the rules and regulations of any securities exchange on which the Common Stock may be listed.

15. COMPLIANCE WITH SEC REGULATION SECTION 16(B)

In the case of optionees who are or may be subject to Section 16 of the Securities and Exchange Act of 1934, as amended (and the rules and regulations promulgated thereunder) (the “1934 Act”), it is the intent of the Company that the Plan and any award granted hereunder satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3. This is so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the 1934 Act and will not be subjected to liability thereunder. If any provision of the Plan or any award would otherwise conflict with the intent expressed herein, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to optionees who are or may be subject to Section 16 of the 1934 Act.

16. TAX WITHHOLDING.

It shall be a condition to the obligation of the Company to deliver shares or securities of the Company upon exercise of an award, that the grantee of such award pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for any federal, state or local income or other taxes required by law to be withheld. The Board or Committee may, in its sole discretion, permit the grantee of an award, in accordance with any applicable regulations of the authority issuing such regulations, to pay a portion or all of the amount of such minimum required or additional permitted withholding taxes in shares. At the Board’s or Committee’s sole discretion, the grantee shall be permitted to authorize the Company to withhold, or shall agree to surrender back to the Company, on or about the date such withholding tax liability is determinable, shares previously owned by such grantee or a portion of the shares that were or otherwise would be distributed to such grantee pursuant to such award having a fair market value equal (as determined under Section 6 hereof) to the amount of such required or permitted withholding taxes to be paid in shares.

17. LOANS TO GRANTEES.

The Board or Committee, acting on behalf of the Company, shall have the authority and may, in its sole discretion, lend money to, or guaranty any obligation of, a grantee for the purpose of enabling such grantee to exercise an option granted hereunder; the amount of such loan or obligation, however, shall be limited to an amount equal to fifty (50%) percent of the exercise price of such option. Any loan made hereunder shall bear interest at the rate of ten (10%) percent per annum; may be unsecured or secured in such manner as the Board or Committee shall determine, including, without limitation, a pledge of the subject shares; and shall be subject to such other terms and conditions as the Board or Committee may determine.

18. NO OBLIGATION TO EXERCISE OPTION.

The granting of an award shall impose no obligation upon the grantee (or upon a transferee of a grantee) to exercise such award.

19. NO LIMITATION ON RIGHTS OF THE COMPANY.

The grant of any award shall not in any way affect the right or power of the Company to make adjustments, reclassification, or changes in its capital or business structure to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

20. EXPENSES OF THE PLAN.

All of the expenses of the Plan shall be paid by the Company.

21. GRANTEE TO HAVE NO RIGHTS AS A STOCKHOLDER.

No grantee of any option shall have any rights as a stockholder with respect to any shares subject to his or her option prior to the date on which he or she is recorded as the holder of such shares on the records of the Company. No grantee of any option shall have the rights of a stockholder until he or she has paid in full the option price.

22. GOVERNING LAW

The Director Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE EIGHT NOMINEES TO THE BOARD OF DIRECTORS, FOR PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON NAMED AS PROXY HEREIN, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

COMPANY ID:

PROXY NUMBER:

ACCOUNT

NUMBER:

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

Signature                                                                                                        Signature

Date

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

AUTHENTIDATE HOLDING CORP.

The undersigned appoints Surendra Pai as proxy, with the power to appoint his substitute, and authorizes him to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Authentidate Holding Corp. held of record by the undersigned at the close of business on December 11, 2006 at the Annual Meeting of Stockholders of Authentidate Holding Corp. to be held on January 17, 2007 or at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

AUTHENTIDATE HOLDING CORP.

Voting by telephone or Internet is quick, easy and immediate. As a stockholder of Authentidate Holding Corp., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on January 16, 2007.

To Vote Your Proxy by Internet

www.continentalstock.com

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

To Vote Your Proxy by Phone

1 (866) 894-0537

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

To Vote Your Proxy by Mail

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

Ú FOLD AND DETACH HERE AND READ THE REVERSE SIDE Ú

PROXY

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Please mark your votes like this	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”:	FOR	WITHHOLD AUTHORITY

1. ELECTION OF DIRECTORS: (To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below)	☐	☐

(01) Surendra Pai, (02) J. Edward Sheridan, (03) Charles C. Johnston, (04) J. David Luce, (05) F. Ross Johnson, (06) John J. Waters, (07) Roger O. Goldman and (08) Ranjit C. Singh

	FOR	AGAINST	ABSTAIN
2. AMENDMENT TO 2001 NON-EXECUTIVE DIRECTOR STOCK OPTION PLAN	☐	☐	☐